For further information: Nancy Morovich, VP, Investor Relations Phone 504/576-5506, Fax 504/576-2897 nmorovi@entergy.com

Exhibit 99.1

INVESTOR NEWS

August 2, 2004

ENTERGY REPORTS SECOND QUARTER EARNINGS
AND ANNOUNCES $1.5 BILLION STOCK REPURCHASE PROGRAM

NEW ORLEANS - Entergy Corporation reported second quarter 2004 earnings of $1.14 per share as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.
Table 1: Consolidated Earnings Summary
Second Quarter and Year-to-Date 2004 vs. 2003
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
As-Reported Earnings	1.14	0.89	0.25	2.02	2.61	(0.59)
Less Special Items	-	(0.28)	0.28	-	0.32	(0.32)
Operational Earnings	1.14	1.17	(0.03)	2.02	2.29	(0.27)
Weather Impact	(0.01)	(0.03)	0.02	(0.02)	(0.01)	(0.01)

Entergy Corporation also announced that the review of strategic alternatives for enhancing the value of the Entergy-Koch, LP venture is essentially complete. As a result of that review Entergy believes that a sale of Entergy-Koch Trading is the highest value option for that business. Because of this, Entergy and Koch Industries have been engaged in discussions with numerous potential buyers. Advanced negotiations are underway with one party, and interest continues to be expressed by several others. The owners intend to pursue the sale of Gulf South Pipeline, upon reaching a definitive agreement to sell Entergy-Koch Trading. In addition:

  Entergy announced a common stock repurchase program of up to $1.5 billion to be effective immediately and extend through the end of 2006. This repurchase program, which is incremental to existing authority to repurchase shares to fund the exercise of employee stock options, will be decreased to $1 billion should a sale of Entergy-Koch Trading not materialize, and

  Entergy established as-reported and operational earnings guidance for 2005 in the range of $4.60 to $4.85 per share which reflects the impact of the anticipated sales of Entergy-Koch Trading and Gulf South Pipeline and the stock repurchase program.

"Our review of strategic options for the Entergy-Koch venture led us to conclude that a third party sale was the best choice to grow the value of this already successful business," said J. Wayne Leonard, Entergy's chief executive officer. "Actively managing our business portfolio creates the opportunity to enhance long-term returns to our shareholders through growth related investments, dividend increases, and stock repurchases while maintaining financial flexibility and protecting the credit quality we have worked so diligently to achieve at Entergy."

Entergy will host a teleconference to discuss this release at 10:00 a.m. CDT, Monday, August 2, 2004, with access either by telephone, 913-981-5532, confirmation code 507321, or via website at www.entergy.com/webcasts.

I. Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for second quarter and year-to-date 2004 versus 2003, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures (see appendix G for definitions of certain measures)
Second Quarter and Year-to-Date 2004 vs. 2003
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
As-Reported
Utility, Parent & Other	0.83	0.49	0.34	1.38	0.94	0.44
Entergy Nuclear	0.27	0.19	0.08	0.56	1.05	(0.49)
Energy Commodity Services
Non-nuclear wholesale assets	(0.02)	(0.01)	(0.01)	(0.05)	(0.01)	(0.04)
Entergy-Koch Trading	0.05	0.19	(0.14)	0.08	0.56	(0.48)
Gulf South Pipeline	0.01	0.03	(0.02)	0.05	0.07	(0.02)
Total Energy Commodity Services	0.04	0.21	(0.17)	0.08	0.62	(0.54)
Consolidated As-Reported Earnings	1.14	0.89	0.25	2.02	2.61	(0.59)

Less Special Items
Utility, Parent & Other	-	(0.28)	0.28	-	(0.38)	0.38
Entergy Nuclear	-	-	-	-	0.70	(0.70)
Energy Commodity Services
Non-nuclear wholesale assets	-	-	-	-	-	-
Entergy-Koch Trading	-	-	-	-	-	-
Gulf South Pipeline	-	-	-	-	-	-
Total Energy Commodity Services	-	-	-	-	-	-
Consolidated Special Items	-	(0.28)	0.28	-	0.32	(0.32)

Operational
Utility, Parent & Other	0.83	0.77	0.06	1.38	1.32	0.06
Entergy Nuclear	0.27	0.19	0.08	0.56	0.35	0.21
Energy Commodity Services
Non-nuclear wholesale assets	(0.02)	(0.01)	(0.01)	(0.05)	(0.01)	(0.04)
Entergy-Koch Trading	0.05	0.19	(0.14)	0.08	0.56	(0.48)
Gulf South Pipeline	0.01	0.03	(0.02)	0.05	0.07	(0.02)
Total Energy Commodity Services	0.04	0.21	(0.17)	0.08	0.62	(0.54)
Consolidated Operational Earnings	1.14	1.17	(0.03)	2.02	2.29	(0.27)
Weather Impact	(0.01)	(0.03)	0.02	(0.02)	(0.01)	(0.01)

Detailed earnings variance analysis is included in appendices A-1 and A-2 to this release. In addition, appendix A-3 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy's net cash flow provided by operating activities in second quarter 2004 was $530 million, an increase of $55 million compared to second quarter 2003. The change was due primarily to:

  Increased revenues resulting from an increase in megawatt hours generated at Entergy Nuclear as a result of fewer planned and unplanned outages.

  Offsetting a portion of this increase at Entergy Nuclear was lower net cash flow provided from operating activities at Utility, Parent & Other where changes in deferred fuel balances in second quarter 2004 compared to the same period last year reduced net cash flow provided by operating activities.

Entergy's net cash flow provided by operating activities year-to-date through June 2004 is up more than $400 million compared to the same period in 2003. Entergy's net cash flow provided by operating activities for the full year 2004 is projected to be more than $2 billion.

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarter-to-quarter and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Second Quarter and Year-to-Date 2004 vs. 2003
(U.S. $ in millions)
	Second Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
Utility, Parent & Other	401	481	(80)	681	538	143
Entergy Nuclear	136	23	113	265	73	192
Energy Commodity Services (a)	(7)	(29)	22	(17)	(86)	69
Total Net Cash Provided by Operating Activities	530	475	55	929	525	404

(a) Energy Commodity Services' cash amount above includes contributions from Entergy's investment in Entergy-Koch, LP that are recognized in Entergy Corporation's financial statements (such as dividends received and taxes paid).

II. Utility, Parent & Other Results

In second quarter 2004, Utility, Parent & Other as-reported and operational earnings were $0.83 per share, compared to second quarter 2003 results of $0.49 per share in as-reported earnings and $0.77 per share on an operational basis. Second quarter 2003 as-reported results included a loss provision of $(0.28) per share recorded in connection with the River Bend Nuclear Plant. Operational earnings in second quarter 2004 reflect:

  Improved pricing from a rate increase implemented at Entergy New Orleans in June 2003.

  More normal weather in 2004 compared to milder than normal weather experienced in second quarter 2003.

  Lower interest expense due to refinancing efforts in 2003.

  Higher operation and maintenance expenses due to increased customer support and employee benefits expenses.

Electricity usage, in gigawatt-hour sales by customer segment, is included in Table 4 below. Current quarter sales reflect the following:

  Residential sales in second quarter 2004, on a weather-adjusted basis, were down nearly 2 percent compared to second quarter 2003, with the growth in the number of customers offset by lower usage per customer.

  Commercial and governmental sales, on a weather-adjusted basis, were up nearly 1 percent.

  Industrial sales experienced an increase of nearly 4 percent in second quarter 2004 compared to prior quarter with usage by the chemical and petroleum refining sectors continuing to show strength.

Table 4 provides a comparative summary of the Utility's operational performance measures.

Table 4: Utility Operational Performance Measures
Second Quarter and Year-to-Date 2004 vs. 2003 (see appendix G for definitions of measures)
	Second Quarter				Year-to-Date
	2004	2003	% Change	% Weather Adjusted	2004	2003	% Change	% Weather Adjusted
Generation in GWh	19,498	19,915	(2%)		37,953	38,446	(1%)
GWh billed
Residential	6,911	7,170	(4%)	(2%)	14,637	15,013	(3%)	(1%)
Commercial and governmental	6,829	6,828	0%	1%	13,316	13,283	0%	1%
Industrial	9,922	9,556	4%	4%	19,412	18,880	3%	3%
Total Retail Sales	23,662	23,554	0%	1%	47,365	47,176	0%	1%
O&M expense	$20.85	$19.30	8%		$19.88	$19.03	4%
Number of retail customers
Residential					2,279,341	2,255,921	1%
Commercial & governmental					328,441	320,628	2%
Industrial					42,507	41,326	3%

Appendix B provides information on selected pending local and federal regulatory cases, including a calendar of scheduled events and potential financial impacts.

III. Competitive Businesses Results

Entergy's competitive businesses include Entergy Nuclear and Energy Commodity Services. Table 5 provides a summary of Competitive Businesses' capacity and generation sold forward as of the end of the second quarter 2004.

Entergy Nuclear has sold 100%, 95%, and 72% of planned generation at average prices per megawatt-hour of $39, $39 and $38, for the remainder of 2004, 2005 and 2006, respectively. Energy Commodity Services has sold 55%, 63% and 42% of its planned energy and capacity revenues at average prices per megawatt-hour of $25, $23 and $25, for the same periods.

Table 5: Competitive Businesses' Percent of Capacity and Generation Sold Forward
Remainder of 2004 through 2008 (see appendix G for definitions of measures)
	Remainder of 2004	2005(b)	2006(b)	2007(b)	2008(b)
Entergy Nuclear (EN)
Energy
Planned TWh of generation	16	34	35	34	34
Percent of EN's planned generation sold forward
Unit-contingent	57%	37%	24%	15%	12%
Unit-contingent with availability guarantees	43%	54%	44%	31%	17%
Firm liquidated damages (LD)	0%	4%	4%	2%	0%
Total	100%	95%	72%	48%	29%
Average contract price per MWh	$39	$39	$38	$38	$40

Capacity
Planned net MW in operation	4,061	4,158	4,203	4,203	4,203
Percent of EN's capacity sold forward
Bundled capacity and energy contracts	55%	16%	13%	13%	13%
Capacity contracts	41%	43%	25%	13%	0%
Total	96%	59%	38%	26%	13%
Average capacity contract price per kW per month	$1.3	$1.3	$1.3	$1.3	N/A

Blended Capacity and Energy Recap (based on revenues)
Percent of EN's planned energy and capacity sold forward	100%	93%	67%	43%	25%
Average contract revenue per MWh	$40	$40	$39	$39	$40

Energy Commodity Services (ECS)
Capacity
Planned net MW in operation	1,753	1,753	1,753	1,753	1,753
Percent of ECS's capacity sold forward	45%	44%	33%	29%	29%

Energy
Planned TWh of generation	2	3	3	4	4
Percent of ECS's planned generation sold forward
Unit-contingent	5%	6%	6%	6%	5%
Unit-contingent with availability guarantees	55%	66%	45%	36%	33%
Firm liquidated damages (LD)	6%	0%	0%	0%	0%
Total	66%	72%	51%	42%	38%

Blended Capacity and Energy Recap (based on revenues)
Percent of ECS's planned energy and capacity sold forward	55%	63%	42%	36%	33%
Average contract revenue per MWh	$25	$23	$25	$28	$29

(b) A portion of EN's total planned generation sold forward-2% in 2005, 13% in 2006, 12% in 2007 and 12% in 2008-is associated with the Vermont Yankee contract for which pricing may be adjusted.

Entergy Nuclear

Entergy Nuclear (EN) earned $0.27 per share on both as-reported and operational bases in second quarter 2004, compared to $0.19 per share in second quarter 2003. Improvement in EN's earnings for second quarter 2004 resulted from:

  Increased megawatt-hours generated due to fewer scheduled and unscheduled outages and generation available from uprates completed in 2003 at Indian Point units 2 and 3 and Pilgrim.

  Increased revenue due to higher contract pricing and the addition of a support services contract for the Cooper Nuclear Station signed in third quarter 2003.

Other Entergy Nuclear highlights included:

  Capacity factor for the fleet improved to nearly 94% for second quarter 2004.

  Average production costs decreased to nearly $18 per MWh as a result of higher generation and lower operation and maintenance expenses.

Table 6 provides a comparative summary of Entergy Nuclear's operational performance measures.
Table 6: Entergy Nuclear Operational Performance Measures
Second Quarter and Year-to-Date 2004 vs. 2003 (see appendix G for definitions of measures)
	Second Quarter			Year-to-Date
	2004	2003	% Change	2004	2003	% Change
Net MW in operation	4,001	3,955	1%
Average realized price per MWh	$41.33	$39.81	4%
Production cost per MWh	$18.33	$20.85	(12%)	$18.49	$22.27	(17%)
Generation in GWh	8,196	7,337	12%	16,882	15,430	9%
Capacity factor	93.6%	84.1%	11%	96.3%	88.9%	8%
Refueling outage days:
Vermont Yankee	30	-
Indian Point 3	-	26
Pilgrim	-	24

Energy Commodity Services

Energy Commodity Services (ECS) includes earnings contributions from Entergy-Koch, LP and Entergy's non-nuclear wholesale assets business. ECS recorded as-reported and operational earnings of $0.04 per share in second quarter 2004, compared to $0.21 on both as-reported and operational bases in the same period last year. Lower results in second quarter 2004 are due to:

  The loss of disproportionate sharing of income from the Entergy-Koch venture, which accounted for $0.10 in earnings per share in second quarter 2003. Beginning on January 1, 2004, Entergy's share of the partnership's income became 50%, consistent with its ownership interest.

  Lower earnings at Entergy-Koch Trading (EKT), a subsidiary of Entergy-Koch, LP.

Operational earnings contributed by EKT in second quarter 2004 were $0.05 per share compared to operational earnings of $0.19 per share in the same period of 2003. Factors that contributed to the quarter to quarter decrease were:

  The loss of disproportionate sharing of income from the Entergy-Koch venture, as noted above.

  Lower point-of-view trading profits in second quarter 2004, consistent with low volatility that is typical at this time of year, compared to second quarter 2003 when unusually favorable market conditions served to increase point of view trading results.

Consistent with the difference in market conditions quarter to quarter, daily earnings at risk in second quarter 2004 decreased by nearly 40% compared to the prior period.

Table 7 provides a comparative summary of Entergy-Koch Trading's operational performance measures.

Table 7: Entergy-Koch Trading Operational Performance Measures
Second Quarter and Year-to-Date 2004 vs. 2003 (see appendix G for definitions of measures)
	Second Quarter			Year-to-Date
	2004	2003	% Change	2004	2003	% Change
Electricity volatility	29%	52%	(44%)	33%	72%	(54%)
Gas volatility	33%	45%	(27%)	43%	71%	(39%)
Electricity marketed (GWh)	88,417	100,865	(12%)	206,348	224,345	(8%)
Gas marketed (Bcf/d)	4.6	5.3	(13%)	6.0	6.6	(9%)
Gain/loss days	2.0	1.4	43%	1.6	1.4	14%
Daily average earnings at risk	7.9	12.9	(39%)	9.2	16.2	(43%)
Low daily earnings at risk	5.9	7.6	(22%)	5.9	7.6	(22%)
High daily earnings at risk	11.8	16.6	(29%)	16.5	35.2	(53%)

Appendix C includes additional information on Entergy-Koch Trading. As reflected in that appendix, essentially all of the market value of EKT's mark-to-market portfolio is based on actively quoted prices and approximately 94% of EKT's counterparty credit exposure is associated with companies that currently have investment-grade credit ratings.

Operational earnings at Entergy-Koch's gas transportation subsidiary, Gulf South Pipeline, were $0.01 per share compared to $0.03 per share in operational earnings for second quarter 2003. Excluding the portion of this decrease that is attributed to the loss of disproportionate income sharing, Gulf South's results were nearly flat quarter to quarter.

Table 8 provides a comparative summary of Gulf South Pipeline's operational performance measures.

Table 8: Gulf South Pipeline Operational Performance Measures
Second Quarter and Year-to-Date 2004 vs. 2003 (see appendix G for definitions of measures)
	Second Quarter			Year-to-Date
	2004	2003	% Change	2004	2003	% Change
Throughput (Bcf/d)	1.90	1.90	0%	2.06	2.10	(2%)
Production cost ($/mmbtu)	$0.164	$0.138	19%	$0.156	$0.123	27%

IV. Earnings Guidance

"Our 2004 guidance remains in place until we are able to make a definitive announcement on the sale of Entergy-Koch Trading," said Leo Denault, Entergy's chief financial officer. "We are initiating 2005 guidance in the range of $4.60 to $4.85 on both an as-reported and operational bases including the assumption that we are able to effect the sale of Entergy-Koch Trading and Gulf South Pipeline by year-end 2004. This range reflects a 10 to 15% growth rate versus the midpoint of our 2004 guidance, significantly above our previously disclosed near-term earnings aspiration of 8-10%."

Entergy's 2004 earnings guidance is detailed in Table 9 below, with June 2004 year-to-date actual results as its starting point. This table contains "forward looking statements" as defined on page 24 and should be read in conjunction with that section of this release. This table reflects the projected changes in the earnings profile for each of Entergy's businesses for the remainder of 2004 based upon how the two remaining quarters of 2004 are expected to differ from the same period in 2003. Because the anticipated sale of Entergy-Koch is uncertain, 2004 guidance has not been modified to reflect the sale. Upon a sale announcement, Entergy-Koch's year-to-date earnings contribution and earnings projected through closing will be treated as a special item, thereby reducing 2004 operational, but not as-reported, earnings per share. In addition, as-reported and operational earnings guidance for 2004 may be modified to reflect any projected gain or loss on the sales of Entergy-Koch Trading and Gulf South Pipeline.

Other key assumptions are as follows:

Utility, Parent & Other

  Baseline operational earnings for last two quarters of 2003 of $1.34 in earnings per share after adjusting for $0.04 of unfavorable weather

  Net improvement in revenues achieved by sales growth in the range of 1.5 to 2.0%

  Other factors which include higher depreciation expense offset by lower interest expense

Entergy Nuclear

  Baseline operational earnings for the last two quarters of 2003 of $0.49 in earnings per share

  Increased revenues from higher contract pricing in 2004 compared to 2003

  No revenue change due to volume differences (fewer unplanned outages and power uprates offset by refueling outages in second half of 2004 at FitzPatrick and Indian Point 2 compared to none in second half of 2003)

  Lower operation and maintenance and other expenses resulting from productivity improvement initiatives designed to reduce overall costs within the competitive nuclear fleet

  Additional revenue from the Cooper support services contract

Energy Commodity Services

  Baseline of operational earnings for last two quarters of 2003 of $0.17 in earnings per share, with an adjustment of $(0.11) to remove the impact of disproportionate income sharing that occurred in last two quarters of 2003

  Increased earnings from Entergy-Koch Trading based on improved profitability

  Increased earnings from Gulf South Pipeline due to increased transportation rates, lower legal expenses and receipt of insurance reimbursements

  Reduced losses at non-nuclear wholesale assets due to increased megawatt hours of generation
Table 9: 2004 Earnings Per Share Guidance Based on June 2004 Year-To-Date Earnings
(Per share in U.S. $)

	June 2004 Year-To-Date	Operational/Special Item Changes July - December 2004			2004 Guidance Range
			Range of Impact
Utility, Parent & Other
As-Reported	1.38
Less special items	-	Operational items:
Operational	1.38	2003 Operational Results (weather-adjusted)	1.34	1.34
		Sales growth	0.05	0.10
		Other	(0.02)	0.03
		Total Operational	1.37	1.47	2.75	2.85
		Special items:
		None
		Total As-reported			2.75	2.85
Entergy Nuclear
As-Reported	0.56
Less special items	-	Operational items:
Operational	0.56	2003 Operational Results	0.49	0.49
		Higher contract pricing	0.04	0.05
		New services contract	0.01	0.01
		Decreased expenses	0.04	0.05
		Other	(0.04)	(0.01)
		Total Operational	0.54	0.59	1.10	1.15
		Special items:
		None
		Total As-reported			1.10	1.15
Energy Commodity Services
As-Reported	0.08
Less special items	-	Operational items:
Operational	0.08	2003 Operational Results (c)	0.06	0.06
		Trading operations	0.07	0.10
		Pipeline operations	0.01	0.02
		Non-nuclear wholesale asset operations	0.03	0.04
		Total Operational	0.17	0.22	0.25	0.30
		Special items:
		None	-	-
		Total As-reported			0.25	0.30
Consolidated Total
As-Reported	2.02
Less special items	-
Operational	2.02	Total Operational for 2004			4.10	4.30

		Total As-reported for 2004			4.10	4.30
  Reflects elimination of disproportionate sharing, equivalent to $0.11 per share for the last two quarters of 2003.

Appendix D provides estimates of earnings per share sensitivities related to variables that impact utility and nuclear results.

Entergy's previously-issued full-year 2004 earnings guidance is detailed in Table 10. As noted previously, because the sale of Entergy-Koch is uncertain, 2004 guidance has not been modified to reflect the sale. Upon a sale announcement, Entergy-Koch's year-to-date earnings contribution and earnings projected through closing will be treated as a special item, thereby reducing 2004 operational, but not as-reported, earnings per share. In addition, as-reported and operational earnings guidance for 2004 may be modified to reflect any projected gain or loss on the sales of Entergy-Koch Trading and Gulf South Pipeline.

Key assumptions previously reflected in the full year earnings ranges are as follows:

Utility, Parent & Other

  Approximately 65% of 2004 earnings expected from the Utility, Parent & Other

  Existing rate plans in effect including full-year impact of rate increase put into effect June 2003 at Entergy New Orleans

  Sales growth for 2004 projected in the 1.5 to 2.0% range

  Other factors which include higher depreciation expense partially offset by lower operation and maintenance and interest expenses

Entergy Nuclear

  More than 25% of 2004 earnings expected from Entergy Nuclear

  Higher revenues generated due to an approximate $1 per megawatt hour increase in the pricing of power purchase agreements, which is expected to average about $38 per megawatt hour in 2004

  Higher revenues realized due to 46 MW of power uprates during 2003 and absence of 2003 blackout which had an approximate impact of $10 million

  Lower operation and maintenance expense achieved from productivity improvements at Entergy Nuclear

  Additional revenue from the Cooper support services contract

  Capacity factor assumption for the fleet ranges from 92 to 95%, and includes planned refueling outages at Vermont Yankee in spring 2004, and at FitzPatrick and Indian Point 2 in fall 2004

Energy Commodity Services

  Energy Commodity Services' guidance based on a 50% contribution from Entergy-Koch, consistent with Entergy's ownership share

  Conservative expectations assumed for commodity trading

  Lower pricing estimated for non-nuclear wholesale assets business

  Modest year-over-year pipeline growth assumed reflecting higher transportation rates and lower operation and maintenance expenses

Entergy's 2004 earnings guidance is detailed in Table 10 below, with actual 2003 earnings per share as its data starting point.

Table 10: 2004 Earnings Per Share Guidance
(Per share in U.S. $)

	2003 Earnings Per Share	Operational/Special Item Changes in 2004	Range of Impact		2004 Guidance Range

Utility, Parent & Other
As-Reported	1.93
Less Special Items	(0.69)	Operational items:
Operational	2.62	Full year impact of rate actions	0.04	0.04
		Sales growth of 1.5% to 2.0%	0.15	0.20
		Productivity improvements	0.02	0.03
		Decreased interest expense	0.10	0.12
		Increased depreciation expense, other	(0.18)	(0.16)
		Total Operational	0.13	0.23	2.75	2.85
		Special items:
		None
		Total As-reported			2.75	2.85
Entergy Nuclear
As-Reported	1.30
Less Special Items	0.45	Operational items:
Operational	0.85	Higher contract pricing	0.09	0.10
		Increased generation	0.03	0.04
		New services contract	0.03	0.03
		Productivity improvements	0.10	0.13
		Total Operational	0.25	0.30	1.10	1.15
		Special items:
		None
		Total As-reported			1.10	1.15
Energy Commodity Services
As-Reported	0.78	Operational items:
Less Special Items	-	Decreased contribution from Entergy-Koch (d)	(0.38)	(0.38)
Operational	0.78	Increased losses from non-nuclear wholesale assets	(0.01)	0.00
		Conservative commodity trading results	(0.18)	(0.15)
		Pipeline growth	0.04	0.05
		Total Operational	(0.53)	(0.48)	0.25	0.30
		Special items:
		None
		Total As-reported			0.25	0.30
Consolidated Total
As-Reported	4.01
Less Special Items	(0.24)
Operational	4.25	Total Operational for 2004	(0.15)	0.05	4.10	4.30

		Total As-reported for 2004			4.10	4.30
  Reflects elimination of disproportionate sharing, equivalent to $0.38 per share in 2003.

Entergy's 2005 earnings guidance is detailed in Table 11 below, with the midpoint of 2004 guidance as its starting point. Guidance for 2005 is based on the assumption that sales of Entergy-Koch Trading and Gulf South Pipeline are completed prior to the end of 2004, and further, that the company executes incremental share repurchases under the program announced today in an amount up to $1.5 billion between now and the end of 2006. Other key assumptions are as follows:

Utility, Parent & Other

  Increased revenue from the impact of rate cases

  Sales growth for 2005 projected in the 1.5 to 2.0% range

  Increased operation and maintenance expenses associated with inflation and supply plan, partially offset by productivity improvements

  Decreased interest expense

  Accretion from the share repurchase program

Entergy Nuclear

  Higher revenues generated due to an approximate $1 per megawatt hour increase in the pricing of power purchase agreements, which is expected to average about $39 per megawatt hour in 2005

  Higher revenues realized due to power uprates completed during 2004 and one less refueling outage in 2005 compared to 2004

  Capacity factor assumption for the fleet ranges from 92 to 95%, and includes planned refueling outages at Indian Point 3 and Pilgrim in spring 2005

  Lower operation and maintenance expense achieved from productivity improvements at Entergy Nuclear

  Accretion from the share repurchase program

  Increased depreciation and other expenses

Non-Nuclear Wholesale Assets

  Flat to slightly improved results from non-nuclear wholesale assets

Entergy-Koch, LP

  No contribution, due to assumed sales of Entergy-Koch Trading and Gulf South Pipeline prior to the end of 2004

Share Repurchase Program

  Repurchases of 17 to 22 million shares are completed by the end of 2005

Table 11: 2005 Earnings Per Share Guidance
(Per share in U.S. $)

	2004 Earnings Per Share	Operational/Special Item Changes in 2005	Range of Impact		2005 Guidance Range

Utility, Parent & Other
As-Reported	2.80
Less Special Items	-	Operational items:
Operational	2.80	Increased revenue due to rate actions and sales growth	0.41	0.47
		Increased O&M expense	(0.09)	(0.07)
		Decreased interest expense	0.05	0.06
		Accretion from share repurchase program	0.17	0.22
		Other	0.01	0.02
		Total Operational	0.55	0.70	3.35	3.50
		Special items:
		None
		Total As-reported			3.35	3.50
Entergy Nuclear
As-Reported	1.12
Less Special Items	-	Operational items:
Operational	1.12	Higher contract pricing	0.09	0.10
		Increased generation	0.07	0.08
		Productivity improvements	0.08	0.09
		Accretion from share repurchase program	0.10	0.15
		Increased depreciation/other	(0.11)	(0.10)
		Total Operational	0.23	0.32	1.35	1.44
		Special items:
		None
		Total As-reported			1.35	1.44
Non-Nuclear Wholesale Assets
As-Reported	(0.10)
Less Special Items	-	Operational items:
Operational	(0.10)	Reduced losses from non-nuclear wholesale assets	0.00	0.01
		Total Operational	0.00	0.01	(0.10)	(0.09)
		Special items:
		None
		Total As-reported			(0.10)	(0.09)

Entergy-Koch, LP
As-Reported	0.38
Less Special Items	-	Operational items:
Operational	0.38	No continuing operations	(0.38)	(0.38)
		Total Operational	(0.38)	(0.38)	-	-
		Special items:
		None
		Total As-reported			-	-

Consolidated Total
As-Reported	4.20
Less Special Items	-
Operational	4.20	Total Operational for 2004	0.40	0.65	4.60	4.85

		Total As-reported for 2004			4.60	4.85

V. Growth and Liquidity Aspirations

One of Entergy's financial aspirations is to deliver near-term earnings growth of 8-10% in 2005 and 2006. The company believes that this goal can be reasonably achieved through a combination of intrinsic growth and accretion due to share repurchases. Other financial aspirations include improving returns on invested capital, achieving various credit metric improvements and providing annual dividend increases.

Over the long-term, Entergy also aspires to deliver earnings growth of 5-6%, equal to top-quartile industry growth over the last 20 years, to achieve a 9% return on invested capital, and to achieve a single-A credit rating. The company's ability to achieve or exceed these aspirations will be based upon a combination of intrinsic growth, accretion due to share repurchases and the deployment of capital into new investments over time.

Table 12 provides details on Entergy's projected cash available for capital deployment for the period 2004 through 2006. After considering a range of potential proceeds from the anticipated sale of Entergy-Koch, LP, Entergy expects to have $1.5 billion of cash available over the next three years for three potential uses: investments in new businesses or assets, repayment of debt, and dividend increases. Sources shown on the table include additional debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. This amount could vary depending upon the type of new investment and the credit market environment. Similarly, stock repurchases reflected on the table are based upon the $1.5 billion program announced today, as well as the existing authorization in place to fund the exercise of employee stock options. As previously noted, this amount will be reduced by $0.5 billion if a sale of Entergy-Koch is not achieved, and may further vary as a result of material changes in business results or capital spending or material new investment opportunities.

Table 12: Projected Cash Available for Capital Redeployment 2004 through 2006 - Reconciliation of GAAP to Non-GAAP Measures (see appendix G for definitions of measures)
($ in billions)		2004-2006

Net cash flow provided by operating activities	6.9
Less:
Net nuclear fuel purchases	0.4
Decommissioning trust contributions	0.4
Operating cash flow		6.1
Planned maintenance capital expenditures		(2.6)
Preferred and common dividends		(1.3)
Free cash flow		2.2

Net stock repurchases (includes repurchases under existing and new programs less potential sale proceeds)		(0.8)
Planned growth capital commitments		(1.2)
Additional debt capacity (net of maturities)		1.3
Net Cash Available for New Investment, Debt Retirement, Dividend Increase		1.5

Appendix F-1 provides details on planned capital expenditures by business, and appendix F-2 includes a summarized schedule of debt maturities.

VI. Appendices

Eight appendices are presented in this section as follows:

  Appendix A includes earnings per share variance analysis and details on special items that relate to the current period.

  Appendix B provides information on selected pending local and federal regulatory cases, including a calendar of scheduled events and potential financial impacts.

  Appendix C provides additional details on Entergy-Koch's trading activities in the current period.

  Appendix D provides estimates of earnings per share sensitivities related to variables that impact utility and nuclear results.

  Appendix E provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.

  Appendix F provides a summary of planned capital expenditures for the next three years along with a summary schedule of debt maturities by business.

  Appendix G provides definitions of the operational performance measures and GAAP and non-GAPP financial measures that are used in this release.

  Appendix H provides a reconciliation of GAAP and non-GAAP financial measures used in this release.

Appendix A-1 and A-2 provide details of second quarter and year-to-date 2004 vs. 2003 earnings variance analyses for "Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

Appendix A-1: As-Reported Earnings Per Share Variance Analysis
Second Quarter 2004 vs. 2003
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2003 earnings	0.49		0.40		0.89
Other income (deductions)	0.32	(e)	(0.15)	(f)	0.17
Net revenue	0.10	(g)	0.04	(h)	0.14
Interest expense and other charges	0.02		-		0.02
Other operation & maintenance expense	(0.06)	(i)	0.05	(j)	(0.01)
Income taxes - other	(0.02)		0.01		(0.01)
Decommissioning expense	-		(0.01)		(0.01)
Taxes other than income taxes	(0.01)		-		(0.01)
Interest and dividend income	-		(0.01)		(0.01)
Depreciation/amortization expense	(0.01)		(0.02)		(0.03)
2004 earnings	0.83		0.31		1.14

Appendix A-2: As-Reported Earnings Per Share Variance Analysis
Year-to-Date 2004 vs. 2003
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2003 earnings	0.94		1.67		2.61
Net revenue	0.02		0.13	(h)	0.15
Interest expense and other charges	0.05	(k)	(0.01)		0.04
Other operation & maintenance expense	(0.05)	(i)	0.08	(j)	0.03
Income taxes - other	0.03		-		0.03
Decommissioning expense	-		(0.01)		(0.01)
Taxes other than income taxes	(0.01)		-		(0.01)
Interest and dividend income	-		(0.01)		(0.01)
Depreciation/amortization expense	0.01		(0.03)		(0.02)
Share repurchase/dilution effect	(0.02)		(0.01)		(0.03)
Other income (deductions)	0.32	(e)	(0.45)	(f)	(0.13)
Cumulative effect of accounting changes	0.09	(l)	(0.72)	(l)	(0.63)
2004 earnings	1.38		0.64		2.02

  Other income (deductions) increased due primarily to the absence of the River Bend loss provision recorded in second quarter 2003.

  Other income (deductions) decreased due primarily to lower Entergy-Koch earnings.

Utility Net Revenue Variance Analysis 2004 vs. 2003 ($ EPS)
Second Quarter		Year-to-Date
Competitive retail	0.05	Competitive retail	0.08
Weather	0.02	Weather	(0.01)
Sales growth/pricing	0.01	Sales growth/pricing	0.11
Other	0.02	Other	(0.16)
Total	0.10	Total	0.02

  Net revenue increased in second quarter 2004 due primarily to higher revenues in the competitive retail business, the positive effects of more normal weather, and improved pricing coming from the Entergy New Orleans rate increase implemented in June 2003.

  Net revenues increased due to higher revenues from Entergy Nuclear resulting primarily from an increase in megawatt hours generated partially offset by lower net revenue from the non-nuclear wholesale assets business.

  Other operation and maintenance expense increased for the quarter and year-to-date periods due primarily to higher expenses in competitive retail and higher customer support and benefits costs at utility.

  Other operation and maintenance expense decreased in second quarter 2004 and year-to-date due primarily to productivity improvements achieved at Entergy Nuclear.

  Interest expense and other charges decreased due primarily to debt retirements and refinancings completed in 2003.

  Cumulative effect of accounting changes primarily reflects the financial impact of the implementation of SFAS 143, the effect of which was originally recorded in first quarter 2003.

Appendix A-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both earnings per share and net income bases. Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix A-3: Special Items (shown as positive / (negative) impact on earnings)
Second Quarter and Year-to-Date 2004 vs. 2003
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
Utility, Parent & Other
SFAS 143 implementation	-	-	-	-	(0.09)	0.09
River Bend loss provision	-	(0.28)	0.28	-	(0.29)	0.29
Subtotal	-	(0.28)	0.28	-	(0.38)	0.38
Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	-	-	-	-	0.70	(0.70)
Energy Commodity Services	-	-	-	-	-	-
Subtotal	-	-	-	-	0.70	(0.70)
Total Special Items	-	(0.28)	0.28	-	0.32	(0.32)

(U.S. $ in millions)
	2004	2003	Change	2004	2003	Change
Utility, Parent & Other
SFAS 143 implementation	-	-	-	-	(21.3)	21.3
River Bend loss provision	-	(65.6)	65.6	-	(65.6)	65.6
Subtotal	-	(65.6)	65.6	-	(86.9)	86.9
Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	-	-	-	-	160.3	(160.3)
Energy Commodity Services	-	0.7	(0.7)	-	0.7	(0.7)
Subtotal	-	0.7	(0.7)	-	161.0	(161.0)
Total Special Items	-	(64.9)	64.9	-	74.1	(74.1)

Appendix B-1 provides a summary of the selected regulatory cases and events that are pending.

Appendix B-1 Regulatory Summary Table As of August 2, 2004
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Retail Regulation
Entergy Arkansas	11.0%	No cases pending. Next filing likely to come in connection with steam generators replacement at ANO in mid-2005.	$0.00 per share in 2004 and 2005; impact in 2006 will be based upon revenue deficiency reflected in 2005 filing.

Entergy Gulf States - TX	10.95%

Base rates unchanged since settlement order issued in June 1999. At direction of PUCT, company began preparing for move to retail open access ("ROA"). In a written order issued on July 12, 2004 the Commission: (a) rejected the Company's Independent Transmission Organization proposal; (b) ordered the Company to cease efforts towards an interim solution; (c) continued to delay ROA until either a FERC-approved RTO is in place or some other independent entity is in place that meets their requirements; (d) terminated the current pilot, and; (e) encouraged Entergy to enter into a dialogue with SPP over joining the SPP RTO. As a result of the Commission's order, the Company will file for an increase in base rates and for recovery of more than $100 million of cost incurred to prepare for retail open access.

			$0.00 per share in 2004; 2005 impact of $0.05 per share assuming rate case is approved as filed and implemented by August 2005.

Entergy Gulf States - LA	11.1%

The 9th revenue review (2002) and prospective revenue study are currently pending before the LPSC. EGSI's filings included an $11.5 million rate reduction which was implemented in June 2002 and a $22 million revenue deficiency based on a 2002 test year. The most recent LPSC staff testimony, filed in March 2004, recommended a refund of at least $29 million and a prospective rate reduction of approximately $50 million. In a separate March 2004 filing, EGSI proposed a $32 million pro forma adjustment to include revenue requirements associated with the Perryville power purchase agreement. Separately, EGSI continues to pursue the development of a performance-based rate structure in conjunction with LPSC staff. Such a rate structure was included in a proposed global settlement filed by the company with the LPSC on June 18, 2004.

			$0.00 per share in 2004; 2005 impact ranges from $(0.16) per share (based on staff's recommendation) to $0.04 per share (based on company's filed deficiency).

Entergy Louisiana	11.3%

In January 2004, ELI filed with the LPSC an application for a $167 million base rate increase and an ROE of 11.4%. The requested increase is expected to be largely mitigated by fuel savings resulting from the generation supply plan, including acquisition of the Perryville plant. Entergy has filed a petition with FERC seeking confirmation that this acquisition is not subject to FERC approval. Separately, ELI continues to pursue the development of a performance-based rate structure in conjunction with LPSC staff.

			$0.00 per share in 2004; 2005 impact ranges from $0.00 per share up to $0.15 per share based on the percentage of rate request approved by the LPSC and timing of the implementation of new rates.

Entergy Mississippi	9.46%-12.08%

In December 2002, the MPSC approved a $48.2 million rate increase with an allowed ROE of 11.75%. In addition, the MPSC approved a formula rate plan which allows the earned Rate of Return on Rate Base ("RORB") to increase or decrease by as much as 50 basis points plus an additional 5 basis point deadband without requiring a change in base rates. This equates to an ROE bandwidth of plus or minus 131 basis points. In addition, a performance incentive based on outage frequency, price, and customer satisfaction can increase or decrease the benchmarked ROE by 100 basis points. If EMI earns above or below the bandwidth range, rates are adjusted on a prospective basis by 50% of any overage or shortfall to the top or bottom of the bandwidth respectively. EMI made its formula rate plan filing in March 2004 based on a 2003 test year. In April 2004, the MPSC approved a joint stipulation which provides for no change in rates based on an adjusted ROE of 10.77%.

$0.00 per share in 2004; 2005 and beyond may be impacted by an increase or decrease of $0.02 per share for every 1% increase or decrease in ROE resulting from performance incentives and/or sharing above or below the allowed range.

Entergy New Orleans	10.25% - 13.25%

Effective June 2003, the New Orleans City Council approved a $30 million rate increase and a 2-year prospective Formula Rate Plan ("FRP") with an ROE mid point of 11.25% and an ROE bandwidth from 10.25% to 12.25%. In addition, the Electric FRP allows for up to 13.25% ROE based on a Generation Performance-Based Rate ("GPBR") plan. The GBPR provides for sharing of fuel and purchased power savings based on a specified implied heat rate target and a gas price index. ENOI customers receive the first $20 million of savings; thereafter 10% of additional savings are allocated to the company.

$0.04/share in 2004, based upon the incremental impact of the June 2003 rate order; 2005 may be impacted by as much as +$0.005/share, for each $20 million of fuel and purchased power savings above the initial $20 million allocated to customers.

Appendix B-1 Regulatory Summary Table (continued) As of August 2, 2004
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	ROE approved by July 2001 FERC order. No cases pending.	$0.00 per share.

System Agreement	NA

Proceeding initiated by the LPSC and the City of New Orleans (who has since withdrawn) requested a reallocation of production costs among the utility operating subsidiaries. The FERC administrative law judge (ALJ) issued an initial decision in February 2004 concluding that rough production cost equalization no longer exists on the Entergy system. The ALJ recommended a bandwidth approach be applied to reallocate production costs. Entergy opposes the bandwidth approach and certain findings related to the purchase of power from the Vidalia hydroelectric facility. Exception briefs were filed by all parties in March and a FERC decision is expected in late 2004, with court appeals of any decision likely.

$0.00 per share regardless of outcome; the outcome of the case will only impact the allocation of costs that are passed through to customers.

Affiliate Transactions	NA

Eight purchase power agreements covering five generating sources from Entergy affiliates for supplies of power to ELI and ENOI are being reviewed by FERC. Certain of the contracts became effective in June 2003, subject to refund. The process used to award the contracts is being challenged by various parties at FERC. FERC trial staff testimony filed in March 2004 claimed Entergy conveyed undue preference to its affiliates in the bidding process. Hearings began in June and are ongoing with an initial ALJ decision expected in late 2004.

$0.00 per share regardless of outcome given that costs associated with affiliate PPAs will be recovered in retail rates; if affiliate PPAs are not approved, the cost of alternative sources of power would be recovered in retail rates.

Alternative Transmission Structure	NA

In response to the suspension in December 2003 of the SeTrans RTO effort, Entergy began work on an alternative transmission structure. Entergy filed for FERC approval of its alternative transmission structure on April 1, 2004. Entergy's retail regulators will review and comment on the plan, after which time Entergy has requested FERC act within 60 days. Entergy's filing includes independent transmission oversight for processes involving the granting of transmission service including calculation of transfer capacity, system studies and the weekly transmission procurement process. The filing also included a request to implement a more efficient expansion pricing policy that is consistent with the "higher of" principles articulated in FERC's Order Number 2003-A. Earliest effective date for operation of new structure is early 2005.

$0.00 per share in direct impact. If rejected, Entergy could possibly be directed to renew its pursuit of an RTO which likewise would not be expected to have an immediate earnings impact.

Appendix B-2 provides a calendar of selected regulatory events scheduled or anticipated through 3rd quarter 2005.

Appendix B-2: Calendar of Selected Regulatory Events
As of August 2, 2004
Jurisdiction:	FERC				EGSI-TX	EGSI-LA	ELI
Case:	System Agreement	Affiliate Purchase Power Agreements	Alternative Transmission Structure	Market Power Analysis	Base Rate Case	9th Earnings Review	Purchase Power Agreements	Base Rate Case
Docket #:	EL01-88-001	ER03-583-000 ER03-681-000 ER03-682-000 ER03-744-000	ER04-699	ER91-569	Not yet assigned	U-26527	U-27136	U-20925
Aug-04		Hearings continue		9th - Screen filing due	25th - Rate case to be filed			2nd - Staff / Intervenors file direct testimony 27th - Staff / Intervenors file cross-answering testimony
Sep-04						26th - potential order on settlement proposal and uprate issue		24th - ELI files rebuttal testimony
Oct-04							Potential ALJ decision (generally within 6 months of the hearings)	12th - Staff / Intervenors file surrebuttal testimony 27th - ELI files rejoinder testimony
Nov-04						Potential ALJ decision (if settlement not approved)		29[h] - Hearings
Dec-04	Potential FERC decision	Potential ALJ decision	Potential FERC decision					1st - 10th Hearings continue 23rd Post Hearing Briefs
Jan-05							Potential LPSC decision (generally within 3 months of the ALJ decision)	7th - Replies to Post Hearing Briefs Potential ALJ decision
Feb-05						Potential LPSC decision (if settlement not approved)
Mar-05		Potential FERC decision						Potential LPSC decision
Comments:	Requests for rehearing may follow FERC decision	Schedule dependent on hearing process	No detailed procedural schedule established	No detailed procedural schedule established	No detailed procedural schedule established		FERC schedule could potentially impact LPSC timing

Appendix C provides additional details on Entergy-Koch's trading activities during second quarter 2004.

Appendix C: Entergy-Koch Trading Details (see appendix G for definitions of measures) Second Quarter 2004
	2004			2004
Changes in Fair Value of Trading Contracts ($ in millions)		Counterparty Credit Exposure (%, net of collateral)
Fair value of contracts outstanding at December 31, 2003 after implementation of EITF 02-03	6.5	AAA		1
(Gain)/Loss from contracts realized/settled during the period	(34.2)	AA		17
Initial recorded value of contracts entered into during the period	-	A		48
Net option premiums received during the period	(16.0)	BBB		28
Change in fair value of contracts attributable to market movements during the period	(3.0)	Non-investment grade/Not rated		6
Other changes in fair value	-	Total		100
Net change in contracts outstanding during the period	(53.2)
Fair value of contracts outstanding at June 30, 2004	(46.7)
	2004	2003	Change
Balance Sheet Mark to Market Accounting as of June 30, 2004 ($ in millions)
Fair value of contracts	(46.7)	184.3	NA
Partners' capital	1,183	1,245	(5%)
Fair value of contracts as percent of partners' capital	(4%)	14.8%	NA
	0-12 Months	13-24 Months	25+ Months	Total
Maturities and Sources for Fair Value of Trading Contracts at June 30, 2004 ($ in millions)
Prices actively quoted	5.2	(43.8)	(3.9)	(42.4)
Prices provided by other sources	2.8	(9.6)	0.4	(6.4)
Prices based on models	1.7	0.1	0.2	2.1
Total	9.8	(53.2)	(3.3)	(46.7)

Appendix D provides estimates of the impact to operational earnings resulting from changes in various revenue and expense variables. These estimates are intended to be indicative rather than precise guidance, and are based upon changes in variables which would result in increases to earnings per share. Equivalent decreases in earnings per share are estimated to result from variable changes in the opposition direction.

Appendix D: Earnings Sensitivities
(Per share in U.S. $)
Variable	Description of Change	Estimated Earnings Impact (m)
Utility
Sales growth Residential Commercial/Government Industrial Total	1% increase in Residential MWh sold 1% increase in Comm/Govt MWh sold 1% increase in Industrial MWh sold 1% increase in Total MWh sold	0.04 0.02 0.04 0.10
Rate base	$100 million increase in rate base	0.02
Return on equity	1% increase in allowed ROE	0.22
Entergy Nuclear
Capacity factor	1% increase in capacity factor	0.03
Gas price 2004 - 100% EN output sold forward 2005 - 95% EN output sold forward 2006 - 72% EN output sold forward	$1/MMBtu increase in gas price assuming market conversion based on 9,000 heat rate	0.00 0.04 0.23
Operation and maintenance expense	$1 decrease per MWh	0.09
Outage (lost revenue only)	1000 MW plant for 10 days	0.02
Power uprate	100 MW at $800/Kw capital investment and market price of $40/MWh	0.06

(m) Based on current fully diluted shares of approximately 230 million.

Appendix E-1 provides comparative financial performance measures for the current quarter. Appendix E-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Appendix H-1.

Appendix E-1: GAAP and non-GAAP Financial Performance Measures
Second Quarter 2004 vs. 2003 (see appendix G for definitions of certain measures)

For 12 months ending June 30	2004	2003	Change
GAAP Measures
Return on average invested capital - as-reported	6.38%	8.01%	(1.63)%
Return on average common equity - as-reported	9.27%	12.85%	(3.58)%
Net margin - as-reported	8.37%	11.87%	(3.50)%
Cash flow interest coverage	5.97	4.54	1.43
Book value per share	$38.56	$37.28	$1.28
End of period shares outstanding (millions)	226.8	227.8	(1.0)

Non-GAAP Measures
Return on average invested capital - operational	7.11%	7.48%	(0.37)%
Return on average common equity - operational	10.76%	11.69%	(0.93)%
Net margin - operational	9.72%	10.80%	(1.08)%

As of June 30 ($ in millions)	2004	2003	Change
GAAP Measures
Revolver capacity	1,280	1,158	122
Total debt	8,173	9,173	(1,000)
Debt to capital ratio	47.4%	50.9%	(3.5)%
Off-balance sheet liabilities:
Project debt
Debt of joint ventures - Entergy's share	441	385	56
Leases - Entergy's share	596	501	95
Total off-balance sheet liabilities	1,037	886	151

Non-GAAP Measures
Total gross liquidity	1,866	2,236	(370)
Net debt to net capital ratio	45.5%	47.8%	(2.3)%
Net debt ratio including off-balance sheet liabilities	48.7%	50.4%	(1.7)%

Appendix E-2: Historical Performance Measures (see appendix G for definitions of measures)
	3Q02	4Q02	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	03 YTD	04 YTD
Financial
EPS - as-reported ($)	1.59	0.33	1.73	0.89	1.57	-0.17	0.88	1.14	2.61	2.02
Less - special items ($)	0.09	-0.01	0.61	-0.28	0.00	-0.55	0.00	0.00	0.32	0.00
EPS - operational ($)	1.50	0.34	1.12	1.17	1.57	0.38	0.88	1.14	2.29	2.02
Trailing Twelve Months
ROIC - as-reported (%)	5.44	5.79	8.65	8.01	8.04	7.38	6.19	6.38
ROIC - operational (%)	7.10	7.37	7.86	7.48	7.63	7.70	7.31	7.11
ROE - as-reported (%)	7.10	7.84	13.69	12.85	12.56	11.21	8.63	9.27
ROE - operational (%)	10.82	11.33	12.00	11.69	11.69	11.87	10.88	10.76
Cash Flow Interest Coverage	5.51	4.92	4.41	4.54	4.28	5.05	5.77	5.97
Debt to capital (%)	51.8	51.8	49.4	50.9	48.4	47.5	47.3	47.4
Net debt/net capital (%)	48.9	47.7	48.3	47.8	46.6	45.3	44.5	45.5
Utility
Generation in GWh	26,635	19,687	18,531	19,915	21,438	17,860	18,455	19,948	38,446	37,953
GWh billed
Residential	10,827	7,279	7,843	7,170	10,763	7,041	7,726	6,911	15,013	14,637
Commercial & Gov't	8,240	6,811	6,455	6,828	8,276	6,955	6,487	6,829	13,283	13,316
Industrial	10,839	10,248	9,324	9,556	9,975	9,782	9,490	9,922	18,880	19,412
O&M expense/MWh	$14.01	$23.84	$18.75	$19.30	$17.66	$31.58	$18.84	$20.85	$19.03	$19.88
Reliability
SAIFI	2.1	2.0	1.9	1.6	1.8	1.8	1.7	1.9	1.6	1.9
SAIDI	156	164	161	138	155	144	143	162	138	162
Nuclear
Net MW in operation	3,955	3,955	3,955	3,955	4,001	4,001	4,001	4,001
Avg. realized price per MWh	$42.59	$40.87	$38.28	$39.81	$40.67	$38.54	$39.70	$41.33
Production cost/MWh	$19.82	$22.18	$23.54	$20.85	$20.03	$17.15	$18.57	$18.33	$22.27	$18.49
Generation in GWh	8,152	6,843	8,093	7,337	8,246	8,702	8,687	8,196	15,430	16,882
Capacity factor	96.8%	78.0%	93.7%	84.1%	93.6%	98%	98.9%	93.6%	88.9%	96.3%
Energy Commodity Services
Entergy-Koch Trading
Electricity volatility (%)	57	41	86	52	34	50	37	29	72	33
Gas volatility (%)	58	50	91	45	39	60	50	33	71	43
Gain/loss days	2.0	1.3	1.3	1.4	1.7	1.5	1.3	2.0	1.4	1.6
Gulf South Pipeline
Throughput (Bcf/d)	2.27	2.22	2.20	1.90	1.84	1.99	2.22	1.90	2.10	2.06
Production cost ($)	0.096	0.113	0.113	0.138	0.171	0.172	0.144	0.164	0.123	0.156

Appendix F-1 provides a summary of planned capital expenditures. Entergy's capital plan from 2004 through 2006 includes $3.8 billion for investment; $2.6 billion of this amount is associated with capital to maintain Entergy's existing assets. Approximately $1.2 billion is associated with previously identified investments such as the steam generator replacement at Arkansas Nuclear One Unit 1, nuclear plant power uprates at Entergy Nuclear and Utility, the purchase of the Perryville plant, and a previously deferred equity investment for Entergy's interest in Entergy-Koch.

Appendix F-1: Planned Capital Expenditures
2004-2006
($ in millions)	2004	2005	2006	Total
Maintenance capital
Utility, Parent & Other	774	777	773	2,324
Entergy Nuclear	73	68	76	217
Energy Commodity Services	7	2	2	11
Subtotal	854	847	851	2,552
Other capital commitments
Utility, Parent & Other	418	478	112	1,008
Entergy Nuclear	123	-	-	123
Energy Commodity Services	73	-	-	73
Subtotal	614	478	112	1,204
Total Planned Capital Expenditures	1,468	1,325	963	3,756

Appendix F-2 provides details on scheduled long-term debt maturities including currently maturing portions. Since the initiation of Entergy's refinancing strategy in fourth quarter of 2002, more than $3.8 billion was refinanced. As a result, the average Utility coupon declined to 5.7% from almost 6.6%, and the average maturity of the Utility's debt portfolio was extended to approximately 13 years.

Appendix F-2: Debt Maturity Schedule
Maturities as of 6/30/2004
($ in millions)	2004	2005	2006	2007-2008	2009+	Total
Utility, Parent & Other	62	415	28	1,592	5,134	7,231
Entergy Nuclear	74	72	76	100	194	516
Energy Commodity Services	-	-	-	-	-	-
Total	136	487	104	1,692	5,328	7,747

Appendix G provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.

Appendix G: Definitions of Operational Performance Measures and GAAP and non-GAAP Financial Measures
Utility
Generation in GWh	Total number of GWh produced by all Utility generation facilities
GWh billed	Total number of GWh billed to all retail customer classes
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh generated, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Year-to-date average number of customers
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output sold forward under contracts, forward physical contracts or forward financial contracts (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not be liable to buyer for any damages
Unit-contingent with availability guarantees

Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset); if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract

For Entergy Nuclear, a contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator

For Energy Commodity Services, a contract for the sale of capacity and related energy, in which capacity and energy are priced separately

Average contract price per MWh or per kW per month	Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract prices based on expected dispatch or capacity
Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage completed during the quarter
Entergy-Koch Trading
Electricity volatility	Average volatility of into-Cinergy power prices for the period
Gas volatility	Average volatility of Henry Hub spot prices for the period
Electricity marketed (GWh)	Total physical GWh volumes marketed in the U.S. and Europe during the period
Gas marketed (Bcf/d)	Physical Bcf/d volumes marketed in the U.S. and Europe during the period
Gain/loss days	Ratio of days where aggregate trading gains exceeded trading losses across all commodities
Daily earnings at risk

Daily value at risk in millions of dollars for the period using a 97.5% confidence level. This measure indicates that, if prices moved against the positions, the loss in neutralizing the portfolio would not be expected to exceed the calculated value at risk

Gulf South Pipeline
Throughput	Gas in Bcf/d transported by the pipeline during the period
Production cost	Cost in $/mmbtu associated with delivering gas, excluding gas expense

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix G: Definitions of Operational Performance Measures and GAAP and non-GAAP Financial Measures (continued)
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling earnings divided by average common equity
Net margin - as-reported	12-months rolling earnings divided by 12 months rolling revenue
Cash flow interest coverage	12-months operating cash flow plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, capital leases, and preferred stock with sinking fund (effective fourth quarter 2003) on the balance sheet less non-recourse debt, if any
Project debt	Financing at subsidiaries to support specific projects
Debt of joint ventures (Entergy share)	Debt issued by Entergy-Koch, LP and non-nuclear assets business joint ventures
Leases (Entergy share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures - non-GAAP
Operational earnings	As-reported earnings applicable to common stock adjusted to exclude the impact of special items
Operating cash flow	Net cash flow provided by operating activities adjusted to exclude net nuclear fuel purchases and decommissioning trust fund expenditures.
Free cash flow	Operating cash flow adjusted to exclude maintenance capital expenditures and preferred and common dividends.
Return on average invested capital - operational	12-months rolling operational earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational earnings divided by average common equity
Net margin - operational	12-months rolling operational earnings divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

Appendices H-1 and H-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix H-1: Reconciliation of GAAP and non-GAAP Financial Measures - Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)	3Q02	4Q02	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04
As-reported earnings-rolling 12 months (A)	544	599	1,073	1,037	1,042	927	739	799
Preferred dividends	24	24	24	24	24	24	23	23
Tax effected interest expense	364	353	347	339	328	311	307	303
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	932	976	1,444	1,400	1,394	1,262	1,069	1,125

Special items in prior quarters	(305)	(265)	(7)	159	71	74	(193)	(128)

Special items 3Q02 thru 2Q04
Energy Commodity Services Gain (loss) on disposition of assets	21	31
Energy Commodity Services asset and contract impairments		(33)
Utility, Parent & Other SFAS 143 implementation			(21)
Entergy Nuclear SFAS 143 implementation			160
Utility, Parent & Other River Bend loss provision				(66)
Utility, Parent & Other Voluntary severance plan						(71)
Entergy Nuclear Voluntary severance plan						(51)
Entergy Nuclear SFAS 143 implementation						(6)
Total special items (C)	(284)	(267)	132	93	71	(54)	(193)	(128)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,216	1,243	1,312	1,307	1,323	1,316	1,262	1,253

Operational earnings, rolling 12 months (A-C)	828	866	941	944	971	981	932	927

Average invested capital (D)	17,124	16,862	16,700	17,465	17,324	17,114	17,257	17,638

Average common equity (E)	7,663	7,647	7,838	8,075	8,295	8,271	8,565	8,619

Operating revenues (F)	8,312	8,305	8,482	8,739	8,971	9,195	9,409	9,540

ROIC - as-reported (B/D)	5.44	5.79	8.65	8.01	8.04	7.38	6.19	6.38

ROIC - operational ((B-C)/D)	7.10	7.37	7.86	7.48	7.63	7.70	7.31	7.11

ROE - as-reported (A/E)	7.10	7.84	13.69	12.85	12.56	11.21	8.63	9.27

ROE - operational ((A-C)/E)	10.82	11.33	12.00	11.69	11.69	11.87	10.88	10.76

Net margin - as-reported (A/F)	6.55	7.22	12.65	11.87	11.62	10.08	7.86	8.37

Net margin - operational ((A-C)/F)	9.97	10.43	11.09	10.80	10.81	10.67	9.91	9.72

Appendix H-2: Reconciliation of GAAP and non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)	3Q02	4Q02	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04
Gross debt (A)	8,790	8,810	8,410	9,173	8,554	8,182	8,282	8,173
Less cash and cash equivalents (B)	949	1,335	377	1,078	578	692	875	586
Net debt (C)	7,841	7,475	8,033	8,095	7,976	7,490	7,407	7,587

Total capitalization (D)	16,969	17,007	17,008	18,024	17,680	17,220	17,505	17,252
Less cash and cash equivalents (B)	949	1,335	377	1,078	578	692	875	586
Net capital (E)	16,020	15,672	16,631	16,946	17,102	16,528	16,630	16,666

Debt to capital ratio % (A/D)	51.8	51.8	49.4	50.9	48.4	47.5	47.3	47.4

Net debt to net capital ratio % (C/E)	48.9	47.7	48.3	47.8	46.6	45.3	44.5	45.5

Off-balance sheet liabilities (F)	720	804	786	886	888	915	1,029	1,037

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	51.1	50.2	50.6	50.4	49.3	48.2	47.8	48.7

Revolver capacity (G)	823	1,018	988	1,158	1,133	1,553	1,553	1,280

Gross liquidity (B+G)	1,772	2,353	1,365	2,236	1,711	2,245	2,428	1,866

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at

www.entergy.com/earnings

Teleconference and Webcast Details

Entergy's senior management team will host an earnings teleconference at 10:00 a.m. CDT, Monday, August 2, 2004. The call can be accessed by dialing 913-981-5532; the confirmation code is 507321. Please call no more than 15 minutes prior to the scheduled start time. The call can also be accessed and the presentation slides can be viewed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available for seven days following the teleconference by dialing 719-457-0820, confirmation code 507321. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

************************************************************************************************************************************

From time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases at local and federal regulatory agencies, Entergy's ability to reduce its operation and maintenance costs, particularly at its Non-Utility Nuclear generating facilities, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of permanent sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, Entergy-Koch's profitability in trading electricity, natural gas, and other energy-related commodities, resolution of pending investigations of Entergy-Koch's past trading practices, changes in the energy trading market, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt and to fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce current tax payments, and the effects of litigation.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 116,631	$ 21,162	$ -	$ 137,793
Temporary cash investments - at cost,
which approximates market	209,672	238,233	-	447,905
Special deposits	-	-	-	-
Total cash and cash equivalents	326,303	259,395	-	585,698
Other temporary investments	-	-	-	-
Notes receivable	376,121	387,491	(761,488)	2,124
Accounts receivable:
Customer	421,896	-	-	421,896
Allowance for doubtful accounts	(21,665)	(2,064)	-	(23,729)
Associated companies	43,472	19,173	(62,645)	-
Other	128,538	151,441	-	279,979
Accrued unbilled revenues	510,036	-	-	510,036
Total receivables	1,082,277	168,550	(62,645)	1,188,182
Deferred fuel costs	274,757	-	-	274,757
Accumulated deferred income taxes	-	-	-	-
Fuel inventory - at average cost	130,907	2,167	-	133,075
Materials and supplies - at average cost	340,068	214,150	-	554,218
Deferred nuclear refueling outage costs	58,066	75,614	-	133,679
Prepayments and other	105,415	38,431	-	143,848
TOTAL	2,693,914	1,145,798	(824,133)	3,015,581

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,390,404	1,155,260	(8,418,748)	1,126,916
Decommissioning trust funds	996,186	1,346,937	-	2,343,123
Non-utility property - at cost (less accumulated depreciation)	264,191	(33)	-	264,158
Other	35,478	61,516	-	96,994
TOTAL	9,686,259	2,563,680	(8,418,748)	3,831,191

PROPERTY, PLANT, AND EQUIPMENT

Electric	26,833,842	1,783,896	(3,954)	28,613,785
Property under capital lease	745,674	-	-	745,674
Natural gas	249,710	-	-	249,709
Construction work in progress	878,463	317,570	-	1,196,033
Nuclear fuel under capital lease	233,556	-	-	233,556
Nuclear fuel	68,326	225,364	-	293,690
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,009,571	2,326,830	(3,954)	31,332,447
Less - accumulated depreciation and amortization	12,674,237	226,928	-	12,901,165
PROPERTY, PLANT AND EQUIPMENT - NET	16,335,334	2,099,902	(3,954)	18,431,282

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	808,867	-	-	808,867
Other regulatory assets	1,399,566	-	-	1,399,566
Long-term receivables	42,614	-	-	42,614
Goodwill	374,099	3,073	-	377,172
Other	794,819	822,296	(653,820)	963,295
TOTAL	3,419,965	825,369	(653,820)	3,591,514

TOTAL ASSETS	$ 32,135,472	$ 6,634,749	$ (9,900,655)	$ 28,869,568

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 87,266	$ 74,215	$ -	$ 161,481
Notes payable:
Associated companies	225,912	533,179	(759,091)	-
Other	110,043	304	-	110,348
Account payable:
Associated companies	57,786	6,452	(64,238)	-
Other	685,396	148,946	-	834,342
Customer deposits	211,796	161	-	211,956
Taxes accrued	108,180	65,665	-	173,845
Accumulated deferred income taxes	388	5,890	-	6,278
Nuclear refueling outage costs	14,566	-	-	14,566
Interest accrued	108,242	12,156	-	120,398
Obligations under capital leases	158,931	-	-	158,931
Other	91,422	281,183	(600)	372,005
TOTAL	1,859,928	1,128,151	(823,929)	2,164,150

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,057,959	(47,286)	-	5,010,674
Accumulated deferred investment tax credits	409,734	-	-	409,734
Obligations under capital leases	137,934	1	-	137,935
Other regulatory liabilities	321,802	-	-	321,802
Decommissioning and retirement cost liabilities	1,473,559	737,212	-	2,210,771
Transition to competition	79,098	-	-	79,098
Regulatory reserves	71,935	-	-	71,935
Accumulated provisions	343,539	161,967	-	505,506
Long-term debt	7,146,196	529,478	(89,636)	7,586,039
Preferred stock with sinking fund	18,602	-	-	18,602
Other	1,443,150	437,960	(606,205)	1,274,906
TOTAL	16,503,508	1,819,332	(695,841)	17,627,002

Preferred stock without sinking fund	334,337	-	-	334,337

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004	2,205,193	1,093,607	(3,296,318)	2,482
Paid-in capital	6,058,960	2,141,774	(3,381,690)	4,819,044
Retained earnings	6,038,683	597,591	(1,867,937)	4,768,336
Accumulated other comprehensive income (loss)	5,445	(102,390)	1,744	(95,201)
Less - treasury stock, at cost (21,391,009 shares in 2004)	870,582	43,316	(163,316)	750,582
TOTAL	13,437,699	3,687,266	(8,380,885)	8,744,079

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 32,135,472	$ 6,634,749	$ (9,900,655)	$ 28,869,568

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 97,920	$ 17,191	$ -	$ 115,112
Temporary cash investments - at cost,
which approximates market	404,896	171,916	-	576,813
Special deposits	312	(4)	-	308
Total cash and cash equivalents	503,128	189,103	-	692,233
Other temporary investments	50,000	-	-	50,000
Notes receivable	514,580	379,275	(892,125)	1,730
Accounts receivable:
Customer	398,091	-	-	398,091
Allowance for doubtful accounts	(25,476)	(500)	-	(25,976)
Associated companies	93,429	(33,248)	(60,181)	-
Other	108,728	138,097	-	246,824
Accrued unbilled revenues	384,861	-	-	384,860
Total receivables	959,633	104,349	(60,181)	1,003,799
Deferred fuel costs	245,973	-	-	245,973
Accumulated deferred income taxes	16,416	-	(16,416)	-
Fuel inventory - at average cost	108,542	1,922	18	110,482
Materials and supplies - at average cost	343,665	205,256	-	548,921
Deferred nuclear refueling outage costs	41,998	96,838	-	138,836
Prepayments and other	95,043	32,226	-	127,270
TOTAL	2,878,978	1,008,969	(968,704)	2,919,244

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,470,984	1,078,377	(8,496,032)	1,053,328
Decommissioning trust funds	953,314	1,325,219	-	2,278,533
Non-utility property - at cost (less accumulated depreciation)	262,005	380	-	262,384
Other	96,326	56,355	-	152,681
TOTAL	9,782,629	2,460,331	(8,496,032)	3,746,926

PROPERTY, PLANT, AND EQUIPMENT

Electric	26,438,834	1,597,065	-	28,035,899
Property under capital lease	751,815	-	-	751,815
Natural gas	236,623	-	-	236,622
Construction work in progress	982,526	402,405	(3,949)	1,380,982
Nuclear fuel under capital lease	278,683	-	-	278,683
Nuclear fuel	18,911	215,511	-	234,421
TOTAL PROPERTY, PLANT AND EQUIPMENT	28,707,392	2,214,981	(3,949)	30,918,422
Less - accumulated depreciation and amortization	12,425,072	194,553	-	12,619,625
PROPERTY, PLANT AND EQUIPMENT - NET	16,282,320	2,020,428	(3,949)	18,298,797

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	830,539	-	-	830,539
Other regulatory assets	1,425,145	-	-	1,425,145
Long-term receivables	20,886	-	-	20,886
Goodwill	374,099	3,073	-	377,172
Other	829,561	752,814	(646,874)	935,501
TOTAL	3,480,230	755,887	(646,874)	3,589,243
		-
TOTAL ASSETS	$ 32,424,157	$ 6,245,615	$ (10,115,559)	$ 28,554,210

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 450,157	$ 74,215	$ -	$ 524,372
Notes payable:
Associated companies	402,765	489,101	(891,865)	-
Other	47	304	-	351
Account payable:
Associated companies	84,338	(33,775)	(50,562)	-
Other	670,840	125,732	-	796,572
Customer deposits	199,456	164	-	199,620
Taxes accrued	232,512	(7,586)	-	224,926
Accumulated deferred income taxes	-	39,379	(16,417)	22,963
Nuclear refueling outage costs	8,238	-	-	8,238
Interest accrued	137,141	2,462	-	139,603
Obligations under capital leases	159,978	-	-	159,978
Other	64,154	151,607	(10,160)	205,600
TOTAL	2,409,626	841,603	(969,004)	2,282,223

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	4,779,747	(234)	-	4,779,513
Accumulated deferred investment tax credits	420,248	-	-	420,248
Obligations under capital leases	153,897	1	-	153,898
Other regulatory liabilities	291,239	-	-	291,239
Decommissioning and retirement cost liabilities	1,530,909	711,403	-	2,242,312
Transition to competition	79,098	-	-	79,098
Regulatory reserves	69,528	-	-	69,528
Accumulated provisions	354,575	152,386	-	506,960
Long-term debt	6,931,989	519,572	(128,622)	7,322,940
Preferred stock with sinking fund	20,852	-	-	20,852
Other	1,441,783	460,059	(554,439)	1,347,404
TOTAL	16,073,865	1,843,187	(683,061)	17,233,992

Preferred stock without sinking fund	334,337	532	(532)	334,337

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2003	2,205,193	1,102,743	(3,305,454)	2,482
Paid-in capital	6,052,303	2,073,126	(3,357,813)	4,767,615
Retained earnings	6,019,695	446,450	(1,963,637)	4,502,508
Accumulated other comprehensive income (loss)	10,290	(18,710)	626	(7,795)
Less - treasury stock, at cost (19,276,445 shares in 2003)	681,152	43,316	(163,316)	561,152
TOTAL	13,606,329	3,560,293	(8,462,962)	8,703,658

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 32,424,157	$ 6,245,615	$ (10,115,559)	$ 28,554,210

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2004 vs December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 18,711	$ 3,971	$ -	$ 22,682
Temporary cash investments - at cost,
which approximates market	(195,224)	66,317	-	(128,907)
Special deposits	(312)	4	-	(308)
Total cash and cash equivalents	(176,825)	70,292	-	(106,533)
Other temporary investments	(50,000)	-	-	(50,000)
Notes receivable	(138,459)	8,216	130,637	394
Accounts receivable:
Customer	23,805	-	-	23,805
Allowance for doubtful accounts	3,811	(1,564)	-	2,247
Associated companies	(49,957)	52,421	(2,464)	-
Other	19,810	13,344	-	33,154
Accrued unbilled revenues	125,175	-	-	125,175
Total receivables	122,644	64,201	(2,464)	184,381
Deferred fuel costs	28,784	-	-	28,784
Accumulated deferred income taxes	(16,416)	-	16,416	-
Fuel inventory - at average cost	22,365	245	(18)	22,592
Materials and supplies - at average cost	(3,597)	8,894	-	5,297
Deferred nuclear refueling outage costs	16,068	(21,224)	-	(5,156)
Prepayments and other	10,372	6,205	-	16,577
TOTAL	(185,064)	136,829	144,571	96,336

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(80,580)	76,883	77,284	73,587
Decommissioning trust funds	42,872	21,718	-	64,590
Non-utility property - at cost (less accumulated depreciation)	2,186	(413)	-	1,773
Other	(60,848)	5,161	-	(55,687)
TOTAL	(96,370)	103,349	77,284	84,263

PROPERTY, PLANT, AND EQUIPMENT

Electric	395,008	186,831	(3,954)	577,885
Property under capital lease	(6,141)	-	-	(6,141)
Natural gas	13,087	-	-	13,087
Construction work in progress	(104,063)	(84,835)	3,949	(184,949)
Nuclear fuel under capital lease	(45,127)	-	-	(45,127)
Nuclear fuel	49,415	9,853	-	59,268
TOTAL PROPERTY, PLANT AND EQUIPMENT	302,179	111,849	(5)	414,023
Less - accumulated depreciation and amortization	249,165	32,375	-	281,540
PROPERTY, PLANT AND EQUIPMENT - NET	53,014	79,474	(5)	132,483

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	(21,672)	-	-	(21,672)
Other regulatory assets	(25,579)	-	-	(25,579)
Long-term receivables	21,728	-	-	21,728
Goodwill	-	-	-	-
Other	(34,742)	69,482	(6,946)	27,794
TOTAL	(60,265)	69,482	(6,946)	2,271

TOTAL ASSETS	$ (288,685)	$ 389,134	$ 214,904	$ 315,353

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2004 vs December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ (362,891)	$ -	$ -	$ (362,891)
Notes payable:
Associated companies	(176,853)	44,078	132,774	-
Other	109,996	-	-	109,996
Account payable:	-	-	-
Associated companies	(26,552)	40,227	(13,676)	-
Other	14,556	23,214	-	37,770
Customer deposits	12,340	(3)	-	12,337
Taxes accrued	(124,332)	73,251	-	(51,081)
Accumulated deferred income taxes	388	(33,489)	16,417	(16,684)
Nuclear refueling outage costs	6,328	-	-	6,328
Interest accrued	(28,899)	9,694	-	(19,205)
Obligations under capital leases	(1,047)	-	-	(1,047)
Other	27,268	129,576	9,560	166,402
TOTAL	(549,698)	286,548	145,075	(118,075)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	278,212	(47,052)	-	231,160
Accumulated deferred investment tax credits	(10,514)	-	-	(10,514)
Obligations under capital leases	(15,963)	-	-	(15,963)
Other regulatory liabilities	30,563	-	-	30,563
Decommissioning and retirement cost liabilities	(57,350)	25,809	-	(31,541)
Transition to competition	-	-	-	-
Regulatory reserves	2,407	-	-	2,407
Accumulated provisions	(11,036)	9,581	-	(1,455)
Long-term debt	214,207	9,906	38,986	263,099
Preferred stock with sinking fund	(2,250)	-	-	(2,250)
Other	1,367	(22,099)	(51,766)	(72,498)
TOTAL	429,643	(23,855)	(12,780)	393,008

Preferred stock without sinking fund	-	(532)	532	-

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004 and 2003	-	(9,136)	9,136	-
Paid-in capital	6,657	68,648	(23,877)	51,428
Retained earnings	18,988	151,141	95,700	265,829
Accumulated other comprehensive income (loss)	(4,845)	(83,680)	1,118	(87,407)
Less - treasury stock, at cost	189,430	-	-	189,430
TOTAL	(168,630)	126,973	82,077	40,420

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ (288,685)	$ 389,134	$ 214,904	$ 315,353

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,952,497	$ -	$ (448)	$ 1,952,049
Natural gas	38,146	-	-	38,146
Competitive businesses	117,000	394,859	(16,957)	494,902
Total	2,107,643	394,859	(17,405)	2,485,097

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	433,114	55,255	-	488,368
Purchased power	563,153	9,692	(17,405)	555,439
Nuclear refueling outage expenses	14,971	24,128	-	39,099
Other operation and maintenance	405,541	162,205	-	567,746
Decommissioning	22,771	14,327	-	37,098
Taxes other than income taxes	88,784	14,499	-	103,283
Depreciation and amortization	196,877	18,764	-	215,640
Other regulatory credits - net	(15,888)	-	-	(15,888)
Total	1,709,322	298,870	(17,405)	1,990,785

OPERATING INCOME	398,321	95,990	-	494,312

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	8,016	-	-	8,016
Interest and dividend income	19,792	18,812	(12,781)	25,823
Equity in earnings of unconsolidated equity affiliates	-	20,288	-	20,288
Miscellaneous - net	10,688	2,883	-	13,571
Total	38,496	41,983	(12,781)	67,698

INTEREST AND OTHER CHARGES
Interest on long-term debt	111,844	4,367	-	116,211
Other interest - net	12,830	13,514	(12,781)	13,563
Allowance for borrowed funds used during construction	(4,970)	-	-	(4,970)
Total	119,704	17,881	(12,781)	124,804

INCOME BEFORE INCOME TAXES	317,113	120,092	-	437,206

Income taxes	118,591	47,603	-	166,195

CONSOLIDATED NET INCOME	198,522	72,488	-	271,011

Preferred dividend requirements and other	5,829	-	-	5,829

EARNINGS APPLICABLE TO COMMON STOCK	$ 192,693	$ 72,488	$ -	$ 265,182

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.84	$0.32		$1.16
DILUTED	$0.83	$0.31		$1.14

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				228,714,654
DILUTED				232,775,049

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,926,488	$ -	$ (547)	$ 1,925,941
Natural gas	33,698	-	-	33,698
Competitive businesses	38,031	361,576	(5,337)	394,270
Total	1,998,217	361,576	(5,884)	2,353,909

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	452,839	43,176	-	496,014
Purchased power	450,719	2,074	(5,776)	447,017
Nuclear refueling outage expenses	16,465	23,785	-	40,251
Other operation and maintenance	384,112	180,692	(338)	564,466
Decommissioning	21,563	12,798	-	34,361
Taxes other than income taxes	86,922	13,582	-	100,505
Depreciation and amortization	192,127	13,320	-	205,446
Other regulatory charges - net	4,273	-	-	4,273
Total	1,609,020	289,427	(6,114)	1,892,333

OPERATING INCOME	389,197	72,149	230	461,576

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	9,740	-	-	9,740
Interest and dividend income	20,104	19,967	(10,144)	29,927
Equity in earnings of unconsolidated equity affiliates	-	70,292	-	70,292
Miscellaneous - net	(112,081)	8,860	(230)	(103,451)
Total	(82,237)	99,119	(10,374)	6,508

INTEREST AND OTHER CHARGES
Interest on long-term debt	117,360	4,575	-	121,936
Other interest - net	18,032	8,359	(10,144)	16,247
Allowance for borrowed funds used during construction	(7,449)	-	-	(7,449)
Total	127,943	12,934	(10,144)	130,734

INCOME BEFORE INCOME TAXES	179,017	158,333	-	337,350

Income taxes	60,935	64,898	-	125,833

CONSOLIDATED NET INCOME	118,082	93,435	-	211,517

Preferred dividend requirements and other	5,876	-	-	5,876

EARNINGS APPLICABLE TO COMMON STOCK	$ 112,206	$ 93,435	$ -	$ 205,641

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.50	$0.41		$0.91
DILUTED	$0.49	$0.40		$0.89

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				226,609,159
DILUTED				231,579,242

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 26,009	$ -	$ 99	$ 26,108
Natural gas	4,448	-	-	4,448
Competitive businesses	78,969	33,283	(11,620)	100,632
Total	109,426	33,283	(11,521)	131,188

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(19,725)	12,079	-	(7,646)
Purchased power	112,434	7,618	(11,629)	108,422
Nuclear refueling outage expenses	(1,494)	343	-	(1,151)
Other operation and maintenance	21,429	(18,487)	338	3,280
Decommissioning	1,208	1,529	-	2,737
Taxes other than income taxes	1,862	917	-	2,779
Depreciation and amortization	4,750	5,444	-	10,194
Other regulatory credits - net	(20,161)	-	-	(20,161)
Total	100,302	9,443	(11,291)	98,454

OPERATING INCOME	9,124	23,841	(230)	32,735

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(1,724)	-	-	(1,724)
Interest and dividend income	(312)	(1,155)	(2,637)	(4,104)
Equity in earnings of unconsolidated equity affiliates	-	(50,004)	-	(50,004)
Miscellaneous - net	122,769	(5,977)	230	117,023
Total	120,733	(57,136)	(2,407)	61,191

INTEREST AND OTHER CHARGES
Interest on long-term debt	(5,516)	(208)	-	(5,724)
Other interest - net	(5,202)	5,155	(2,637)	(2,684)
Allowance for borrowed funds used during construction	2,479	-	-	2,479
Total	(8,239)	4,947	(2,637)	(5,929)

INCOME BEFORE INCOME TAXES	138,096	(38,242)	-	99,855

Income taxes	57,656	(17,295)	-	40,362

CONSOLIDATED NET INCOME	80,440	(20,947)	-	59,493

Preferred dividend requirements and other	(47)	-	-	(47)

EARNINGS APPLICABLE TO COMMON STOCK	$ 80,487	$ (20,947)	$ -	$ 59,540

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.34	($0.09)		$0.25
DILUTED	$0.34	($0.09)		$0.25

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 3,654,200	$ -	$ (823)	$ 3,653,377
Natural gas	121,962	-	-	121,962
Competitive businesses	210,384	782,876	(31,952)	961,307
Total	3,986,546	782,876	(32,775)	4,736,646

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	931,447	107,048	-	1,038,495
Purchased power	1,015,597	22,138	(32,775)	1,004,959
Nuclear refueling outage expenses	31,305	49,401	-	80,706
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	743,467	325,530	-	1,068,997
Decommissioning	46,901	28,544	-	75,446
Taxes other than income taxes	173,682	26,904	-	200,585
Depreciation and amortization	389,040	37,249	-	426,289
Other regulatory credits - net	(31,977)	-	-	(31,977)
Total	3,299,462	596,814	(32,775)	3,863,500

OPERATING INCOME	687,084	186,062	-	873,146

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,479	-	-	15,479
Interest and dividend income	39,068	40,943	(25,937)	54,074
Equity in earnings of unconsolidated equity affiliates	-	40,107	-	40,107
Miscellaneous - net	6,320	12,420	-	18,740
Total	60,867	93,470	(25,937)	128,400

INTEREST AND OTHER CHARGES
Interest on long-term debt	227,678	7,994	-	235,672
Other interest - net	19,975	25,740	(25,937)	19,778
Allowance for borrowed funds used during construction	(10,124)	-	-	(10,124)
Total	237,529	33,734	(25,937)	245,326

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	510,422	245,798	-	756,220

Income taxes	177,524	94,668	-	272,192

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	332,898	151,130	-	484,028

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes)	-	-	-	-

CONSOLIDATED NET INCOME	332,898	151,130	-	484,028

Preferred dividend requirements and other	11,685	-	-	11,685

EARNINGS APPLICABLE TO COMMON STOCK	$ 321,213	$ 151,130	$ -	$ 472,343

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$1.40	$0.66		$2.06
DILUTED	$1.38	$0.64		$2.02

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.40	$0.66		$2.06
DILUTED	$1.38	$0.64		$2.02

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				229,489,646
DILUTED				234,007,635

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 3,528,622	$ -	$ (943)	$ 3,527,679
Natural gas	113,936	-	-	113,936
Competitive businesses	52,648	702,766	(5,397)	750,017
Total	3,695,206	702,766	(6,340)	4,391,632

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	794,278	89,777	-	884,055
Purchased power	816,298	7,790	(6,123)	817,965
Nuclear refueling outage expenses	31,202	47,942	-	79,144
Provision for turbine commitments, asset impairments
and restructuring charges	-	(7,743)	-	(7,743)
Other operation and maintenance	724,819	362,973	(676)	1,087,116
Decommissioning	46,262	25,597	-	71,859
Taxes other than income taxes	169,261	28,981	-	198,242
Depreciation and amortization	391,612	24,880	-	416,492
Other regulatory credits - net	19,526	-	-	19,526
Total	2,993,258	580,197	(6,799)	3,566,656

OPERATING INCOME	701,948	122,569	459	824,976

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	17,027	-	-	17,027
Interest and dividend income	39,585	41,364	(21,198)	59,751
Equity in earnings of unconsolidated equity affiliates	-	198,353	-	198,353
Miscellaneous - net	(114,118)	22,742	(459)	(91,834)
Total	(57,506)	262,459	(21,657)	183,297

INTEREST AND OTHER CHARGES
Interest on long-term debt	234,592	9,789	-	244,381
Other interest - net	34,208	16,281	(21,198)	29,291
Allowance for borrowed funds used during construction	(13,168)	-	-	(13,168)
Total	255,632	26,070	(21,198)	260,504

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	388,810	358,958	-	747,769

Income taxes	139,248	139,003	-	278,251

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	249,562	219,955	-	469,518

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $93,754)	(21,333)	164,255	-	142,922

CONSOLIDATED NET INCOME	228,229	384,210	-	612,440

Preferred dividend requirements and other	11,792	-	-	11,792

EARNINGS APPLICABLE TO COMMON STOCK	$ 216,437	$ 384,210	$ -	$ 600,648

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$1.05	$0.98		$2.03
DILUTED	$1.03	$0.96		$1.99

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.97	$1.70		$2.67
DILUTED	$0.94	$1.67		$2.61

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				225,149,356
DILUTED				229,916,344

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 125,578	$ -	$ 120	$ 125,698
Natural gas	8,026	-	-	8,026
Competitive businesses	157,736	80,110	(26,555)	211,291
Total	291,340	80,110	(26,435)	345,015

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	137,169	17,271	-	154,440
Purchased power	199,299	14,348	(26,652)	186,995
Nuclear refueling outage expenses	103	1,459	-	1,562
Provision for turbine commitments, asset impairments
and restructuring charges	-	7,743	-	7,743
Other operation and maintenance	18,648	(37,443)	676	(18,119)
Decommissioning	639	2,947	-	3,586
Taxes other than income taxes	4,421	(2,077)	-	2,344
Depreciation and amortization	(2,572)	12,369	-	9,797
Other regulatory credits - net	(51,503)	-	-	(51,503)
Total	306,204	16,617	(25,976)	296,845

OPERATING INCOME	(14,864)	63,493	(459)	48,170

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(1,548)	-	-	(1,548)
Interest and dividend income	(517)	(421)	(4,739)	(5,677)
Equity in earnings of unconsolidated equity affiliates	-	(158,246)	-	(158,246)
Miscellaneous - net	120,438	(10,322)	459	110,574
Total	118,373	(168,989)	(4,280)	(54,897)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(6,914)	(1,795)	-	(8,709)
Other interest - net	(14,233)	9,459	(4,739)	(9,513)
Allowance for borrowed funds used during construction	3,044	-	-	3,044
Total	(18,103)	7,664	(4,739)	(15,178)

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	121,612	(113,160)	-	8,451

Income taxes	38,276	(44,335)	-	(6,059)

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	83,336	(68,825)	-	14,510

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $93,754)	21,333	(164,255)	-	(142,922)

CONSOLIDATED NET INCOME	104,669	(233,080)	-	(128,412)

Preferred dividend requirements and other	(107)	-	-	(107)

EARNINGS APPLICABLE TO COMMON STOCK	$ 104,776	$ (233,080)	$ -	$ (128,305)

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$0.35	($0.32)		$0.03
DILUTED	$0.35	($0.32)		$0.03

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.43	($1.04)		($0.61)
DILUTED	$0.44	($1.03)		($0.59)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,524,255	$ -	$ (1,386)	$ 7,522,869
Natural gas	194,202	-	-	194,202
Competitive businesses	345,499	1,540,445	(63,085)	1,822,859
Total	8,063,956	1,540,445	(64,471)	9,539,930

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,922,630	219,027	-	2,141,657
Purchased power	1,947,418	32,653	(64,548)	1,915,522
Nuclear refueling outage expenses	61,611	99,946	-	161,558
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	1,681,777	754,356	(382)	2,435,750
Decommissioning	93,163	56,524	-	149,687
Taxes other than income taxes	349,543	58,460	-	408,003
Depreciation and amortization	800,002	60,298	-	860,301
Other regulatory credits - net	(65,264)	-	-	(65,264)
Total	6,790,880	1,281,264	(64,930)	8,007,214

OPERATING INCOME	1,273,076	259,181	459	1,532,716

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	41,161	-	-	41,161
Interest and dividend income	70,095	54,580	(42,965)	81,710
Equity in earnings of unconsolidated equity affiliates	-	113,405	-	113,405
Miscellaneous - net	173	34,358	(459)	34,073
Total	111,429	202,343	(43,424)	270,349

INTEREST AND OTHER CHARGES
Interest on long-term debt	462,704	14,550	-	477,254
Other interest - net	44,238	42,767	(42,965)	44,041
Allowance for borrowed funds used during construction	(30,147)	-	-	(30,147)
Total	476,795	57,317	(42,965)	491,148

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	907,710	404,207	-	1,311,917

Income taxes	333,828	150,187	-	484,015

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	573,882	254,020	-	827,902

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of ($3,829))	-	(5,848)	-	(5,848)

CONSOLIDATED NET INCOME	573,882	248,172	-	822,054

Preferred dividend requirements and other	23,417	-	-	23,417

EARNINGS APPLICABLE TO COMMON STOCK	$ 550,465	$ 248,172	$ -	$ 798,637

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.40	$1.11		$3.51
DILUTED	$2.36	$1.09		$3.45

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.41	$1.08		$3.49
DILUTED	$2.36	$1.06		$3.42

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				228,958,135
DILUTED				233,326,683

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,088,090	$ -	$ (1,762)	$ 7,086,328
Natural gas	167,929	-	-	167,929
Competitive businesses	71,563	1,419,102	(5,670)	1,484,995
Total	7,327,582	1,419,102	(7,432)	8,739,252

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,915,610	182,767	-	2,098,377
Purchased power	1,243,184	12,106	(6,904)	1,248,386
Nuclear refueling outage expenses	59,617	75,245	-	134,862
Provision for turbine commitments, asset impairments
and restructuring charges	-	1,171	-	1,171
Other operation and maintenance	1,583,626	740,646	(1,506)	2,322,766
Decommissioning	60,329	51,566	-	111,894
Taxes other than income taxes	342,314	51,825	-	394,139
Depreciation and amortization	785,694	58,979	-	844,673
Other regulatory credits - net	46,772	-	-	46,772
Total	6,037,146	1,174,305	(8,410)	7,203,040

OPERATING INCOME	1,290,436	244,797	979	1,536,212

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	33,680	-	-	33,680
Interest and dividend income	66,941	103,024	(43,125)	126,840
Equity in earnings of unconsolidated equity affiliates	(2)	298,982	-	298,980
Miscellaneous - net	(113,041)	36,029	(979)	(77,991)
Total	(12,422)	438,035	(44,104)	381,509

INTEREST AND OTHER CHARGES
Interest on long-term debt	475,869	40,615	-	516,484
Other interest - net	60,819	41,776	(43,125)	59,470
Allowance for borrowed funds used during construction	(25,776)	-	-	(25,776)
Total	510,912	82,391	(43,125)	550,178

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	767,102	600,441	-	1,367,543

Income taxes	247,512	202,041	-	449,553

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	519,590	398,400	-	917,990

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $93,754)	(21,333)	164,255	-	142,922

CONSOLIDATED NET INCOME	498,257	562,655	-	1,060,912

Preferred dividend requirements and other	23,632	-	-	23,632

EARNINGS APPLICABLE TO COMMON STOCK	$ 474,625	$ 562,655	$ -	$ 1,037,280

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.21	$1.78		$3.99
DILUTED	$2.17	$1.75		$3.92

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.12	$2.51		$4.63
DILUTED	$2.08	$2.46		$4.54

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				224,088,260
DILUTED				228,314,075

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
OPERATING REVENUES
Domestic electric	$ 436,165	$ -	$ 376	$ 436,541
Natural gas	26,273	-	-	26,273
Competitive businesses	273,936	121,343	(57,415)	337,864
Total	736,374	121,343	(57,039)	800,678

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	7,020	36,260	-	43,280
Purchased power	704,234	20,547	(57,644)	667,137
Nuclear refueling outage expenses	1,994	24,701	-	26,695
Provision for turbine commitments, asset impairments
and restructuring charges	-	(1,171)	-	(1,171)
Other operation and maintenance	98,151	13,710	1,124	112,985
Decommissioning	32,834	4,958	-	37,792
Taxes other than income taxes	7,229	6,635	-	13,864
Depreciation and amortization	14,308	1,319	-	15,627
Other regulatory credits - net	(112,036)	-	-	(112,036)
Total	753,734	106,959	(56,520)	804,173

OPERATING INCOME	(17,360)	14,384	(520)	(3,496)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	7,481	-	-	7,481
Interest and dividend income	3,154	(48,444)	160	(45,130)
Equity in earnings of unconsolidated equity affiliates	2	(185,577)	-	(185,575)
Miscellaneous - net	113,214	(1,671)	520	112,063
Total	123,851	(235,692)	680	(111,161)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(13,165)	(26,065)	-	(39,230)
Other interest - net	(16,581)	991	160	(15,430)
Allowance for borrowed funds used during construction	(4,371)	-	-	(4,371)
Total	(34,117)	(25,074)	160	(59,031)

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	140,608	(196,234)	1	(55,626)

Income taxes	86,316	(51,854)	-	34,462

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	54,292	(144,380)	1	(90,088)

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of ($93,754))	21,333	(170,103)	-	(148,770)

CONSOLIDATED NET INCOME	75,625	(314,483)	1	(238,858)

Preferred dividend requirements and other	(4,371)	-	-	(4,371)

EARNINGS APPLICABLE TO COMMON STOCK	$ 79,996	$ (314,483)	$ 1	$ (234,487)

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$0.19	($0.67)		($0.48)
DILUTED	$0.19	($0.66)		($0.47)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.29	($1.43)		($1.14)
DILUTED	$0.29	($1.40)		($1.12)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended June 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	2004	2003	Variance

OPERATING ACTIVITIES
Consolidated net income	$271,012	$211,518	$59,494
Noncash items included in net income:		-
Reserve for regulatory adjustments	4,700	2,260	2,440
Other regulatory charges (credits) - net	(15,888)	4,273	(20,161)
Depreciation, amortization, and decommissioning	252,739	239,806	12,933
Deferred income taxes and investment tax credits	106,891	41,504	65,387
Equity in undistributed earnings of subsidiaries and unconsolidated equity affiliates	5,995	4,709	1,286
Changes in working capital:
Receivables	(197,132)	(226,233)	29,101
Fuel inventory	(11,494)	(3,053)	(8,441)
Accounts payable	207,779	93,132	114,647
Taxes accrued	60,125	14,578	45,547
Interest accrued	(21,381)	(5,008)	(16,373)
Deferred fuel	(57,888)	29,593	(87,481)
Other working capital accounts	7,605	(91,219)	98,824
Provision for estimated losses and reserves	(13,809)	119,186	(132,995)
Changes in other regulatory assets	(15,796)	(14,814)	(982)
Other	(53,161)	54,321	(107,482)
Net cash flow provided by operating activities	530,297	474,553	55,744

INVESTING ACTIVITIES
Construction/capital expenditures	(342,543)	(403,548)	61,005
Allowance for equity funds used during construction	8,016	9,740	(1,724)
Nuclear fuel purchases	(32,146)	(14,290)	(17,856)
Proceeds from sale/leaseback of nuclear fuel	10,618	12,202	(1,584)
Proceeds from sale of assets and businesses	-	(4,196)	4,196
Investment in nonutility properties	(5,651)	(1,253)	(4,398)
Decrease (increase) in other investments	4,241	(615)	4,856
Decommissioning trust contributions and realized change in trust assets	(23,693)	(27,046)	3,353
Other regulatory investments	(5,101)	(100,092)	94,991
Other	-	4,218	(4,218)
Net cash flow used in investing activities	(386,259)	(524,880)	138,621

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	173,727	1,125,998	(952,271)
Common stock and treasury stock	12,758	78,264	(65,506)
Retirement of long-term debt	(518,547)	(200,075)	(318,472)
Repurchase of common stock	(243,268)	-	(243,268)
Changes in credit line borrowings - net	250,898	(170,000)	420,898
Dividends paid:
Common stock	(102,120)	(79,212)	(22,908)
Preferred stock	(6,058)	(5,876)	(182)
Net cash flow provided by (used in) financing activities	(432,610)	749,099	(1,181,709)

Effect of exchange rates on cash and cash equivalents	(693)	1,554	(2,247)

Net increase (decrease) in cash and cash equivalents	(289,265)	700,326	(989,591)

Cash and cash equivalents at beginning of period	874,963	377,455	497,508

Cash and cash equivalents at end of period	$585,698	$1,077,781	($492,083)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$141,953	$136,645	$5,308
Income taxes	$35,278	$88,629	($53,351)

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date June 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	2004	2003	Variance

OPERATING ACTIVITIES
Consolidated net income	$484,028	$612,440	($128,412)
Noncash items included in net income:
Reserve for regulatory adjustments	2,407	(12,080)	14,487
Other regulatory charges (credits) - net	(31,977)	19,526	(51,503)
Depreciation, amortization, and decommissioning	501,735	488,351	13,384
Deferred income taxes and investment tax credits	138,574	185,872	(47,298)
Cumulative effect of accounting changes	-	(142,922)	142,922
Equity in undistributed earnings of subsidiaries and unconsolidated equity affiliates	(13,824)	(123,352)	109,528
Provision for turbine commitments, asset impairments and restructuring charges	-	(7,743)	7,743
Changes in working capital:
Receivables	(184,375)	(268,990)	84,615
Fuel inventory	(22,592)	(25,078)	2,486
Accounts payable	33,120	(153,778)	186,898
Taxes accrued	111,393	(12,266)	123,659
Interest accrued	(18,811)	(28,685)	9,874
Deferred fuel	1,911	(96,306)	98,217
Other working capital accounts	23,352	(81,639)	104,991
Provision for estimated losses and reserves	(2,239)	110,868	(113,107)
Changes in other regulatory assets	4,217	(2,218)	6,435
Other	(97,849)	63,263	(161,112)
Net cash flow provided by operating activities	929,070	525,263	403,807

INVESTING ACTIVITIES
Construction/capital expenditures	(595,618)	(678,162)	82,544
Allowance for equity funds used during construction	15,479	17,027	(1,548)
Nuclear fuel purchases	(100,229)	(126,446)	26,217
Proceeds from sale/leaseback of nuclear fuel	61,694	39,089	22,605
Proceeds from sale of assets and businesses	21,978	25,414	(3,436)
Investment in nonutility properties	(8,442)	(47,542)	39,100
Decrease (increase) in other investments	(11,071)	(167,054)	155,983
Changes in other temporary investments - net	50,000	-	50,000
Decommissioning trust contributions and realized change in trust assets	(44,588)	(49,597)	5,009
Other regulatory investments	(30,696)	(142,219)	111,523
Other	-	(5,603)	5,603
Net cash flow used in investing activities	(641,493)	(1,135,093)	493,600

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	272,977	1,482,495	(1,209,518)
Common stock and treasury stock	107,840	176,765	(68,925)
Retirement of long-term debt	(539,779)	(996,761)	456,982
Repurchase of common stock	(271,237)	-	(271,237)
Redemption of preferred stock	(2,250)	(2,250)	-
Changes in credit line borrowings - net	255,000	(140,000)	395,000
Dividends paid:
Common stock	(202,349)	(157,355)	(44,994)
Preferred stock	(11,913)	(11,792)	(121)
Net cash flow provided by (used in) financing activities	(391,711)	351,102	(742,813)

Effect of exchange rates on cash and cash equivalents	(2,401)	1,181	(3,582)

Net decrease in cash and cash equivalents	(106,535)	(257,547)	151,012

Cash and cash equivalents at beginning of period	692,233	1,335,328	(643,095)

Cash and cash equivalents at end of period	$585,698	$1,077,781	($492,083)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$259,674	$291,950	($32,276)
Income taxes	$25,729	$91,282	($65,553)

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	2004	2003	Variance

OPERATING ACTIVITIES
Consolidated net income	$822,055	$1,060,912	($238,857)
Noncash items included in net income:
Reserve for regulatory adjustments	27,577	(5,916)	33,493
Other regulatory charges (credits) - net	(65,264)	46,772	(112,036)
Depreciation, amortization, and decommissioning	1,009,987	956,568	53,419
Deferred income taxes and investment tax credits	1,142,233	100,536	1,041,697
Cumulative effect of accounting changes	5,848	(142,922)	148,770
Equity in undistributed earnings of subsidiaries and unconsolidated equity affiliates	(66,508)	(223,980)	157,472
Provision for turbine commitments, asset impairments and restructuring charges	-	1,171	(1,171)
Changes in working capital:
Receivables	(55,997)	(173,139)	117,142
Fuel inventory	(11,529)	(16,716)	5,187
Accounts payable	126,734	142,426	(15,692)
Taxes accrued	(704,880)	195,061	(899,941)
Interest accrued	(25,963)	9,940	(35,903)
Deferred fuel	64,343	59,326	5,017
Other working capital accounts	121,800	(324,396)	446,196
Provision for estimated losses and reserves	83,512	129,977	(46,465)
Changes in other regulatory assets	29,106	(117,910)	147,016
Other	(93,427)	206,274	(299,701)
Net cash flow provided by operating activities	2,409,627	1,903,984	505,643

INVESTING ACTIVITIES
Construction/capital expenditures	(1,486,399)	(1,471,793)	(14,606)
Allowance for equity funds used during construction	41,162	33,680	7,482
Nuclear fuel purchases	(198,091)	(215,665)	17,574
Proceeds from sale/leaseback of nuclear fuel	172,740	90,281	82,459
Proceeds from sale of assets and businesses	22,551	93,387	(70,836)
Investment in nonutility properties	(32,338)	(245,441)	213,103
Decrease (increase) in other investments	328,170	(167,550)	495,720
Decommissioning trust contributions and realized change in trust assets	(86,509)	(106,617)	20,108
Other regulatory investments	(44,923)	(151,854)	106,931
Other	(5,893)	111,121	(117,014)
Net cash flow used in investing activities	(1,289,530)	(2,030,451)	740,921

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,011,646	2,380,394	(1,368,748)
Common stock and treasury stock	148,596	194,121	(45,525)
Retirement of long-term debt	(1,952,935)	(1,427,127)	(525,808)
Repurchase of common stock	(279,372)	(118,499)	(160,873)
Redemption of preferred stock	(3,450)	(2,705)	(745)
Changes in credit line borrowings - net	(104,975)	(230,000)	125,025
Dividends paid:
Common stock	(407,808)	(309,017)	(98,791)
Preferred stock	(23,645)	(23,632)	(13)
Net cash flow used in financing activities	(1,611,943)	463,535	(2,075,478)

Effect of exchange rates on cash and cash equivalents	(237)	10,053	(10,290)

Net increase (decrease) in cash and cash equivalents	(492,083)	347,121	(839,204)

Cash and cash equivalents at beginning of period	1,077,781	730,660	347,121

Cash and cash equivalents at end of period	$585,698	$1,077,781	($492,083)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$519,741	$592,131	($72,390)
Income taxes	$123,156	$115,261	$7,895